Exhibit 10.3

Execution Version

Series C

Investment Agreement

Execution Version

Series C Investment Agreement	Auris Medical AG

This Series C Investment Agreement (the/this “Agreement”) is made as of 5 April 2013 by and among Auris Medical AG, Falknerstrasse 4, 4001 Basel, Switzerland (the “Company”), the C Investors in the Series C investment round listed in Annex I attached to this Agreement (each a “C Investor” and together the “C Investors”) and the existing shareholders of the Company listed in Annex I attached to this Agreement (each a “Shareholder” and together the “Shareholders”). Company, C Investors and Shareholders are collectively referred to as “Parties”.

WHEREAS:

•	Thomas Meyer (the “Founder”) incorporated the Company as Fimacom AG with registered office in Lüterkofen, Switzerland, on 1 April 1998. The Company’s name was changed to Auris Medical AG and its purpose amended to the current purpose on 22 May 2003. The Company’s registered office was moved to Düdingen, Switzerland, on 21 June 2006 and to Basel, Switzerland on 28 March 2008;

•	The Company is a stock corporation duly incorporated under the laws of Switzerland having its current registered address at Falknerstrasse 4, Basel, which is active in the development of pharmaceutical products for the treatment of inner ear disorders. It has a fully paid share capital of CHF 4,632,580, divided into (i) 2,904 registered common shares with a par value of CHF 10 each (the “Common Shares”), (ii) 239,990 registered preferred category A shares with a par value of CHF 10 each (the “A Shares”), and (iii) 220,364 registered preferred category B shares with a par value of CHF 10 each (the “B Shares”); and

•	The C Investors wish to subscribe, in one or multiple tranches, for new C Shares with a par value of CHF 10 each having the rights and privileges set forth in the revised articles of association (the “Articles of Association”) and in the Shareholders’ Agreement, both in the form attached to this Agreement (the “C Shares” and with the Common Shares, the A Shares and the B Shares, the “Shares”), and to invest in the Company on the terms set out in this Agreement.

Now, therefore, the Parties hereto AGREE as follows:

1.	Investment and Subscription for Shares

1.1.	Subscription for Shares at Initial Closing

Subject to the terms and conditions of this Agreement, each C Investor agrees to make an equity investment in the Company by subscribing for shares and making contributions in cash to be paid at the Initial Closing as set forth in Annex II (column ‘First Tranche/Initial Closing’) in the upcoming capital increase of the Company (the “Series C First Tranche Investment”).

The overall Series C First Tranche Investment shall be of CHF 24,480,060 corresponding to 185,455 new C Shares at a price of CHF 132 per share. The obligation to participate in the Series C First Tranche Investment round shall be several and not joint, and each C Investor shall be liable only for the amount set out opposite its name in Annex II (column “First Tranche/Initial Closing”).

The Parties hereto, each in so far as they are concerned, hereby undertake to take all actions necessary to approve and implement the capital increase and C Share issue at Initial Closing (and, if applicable, at any subsequent closing under clause 2.6) in order to give effect to the provisions of this Agreement. In particular, the Shareholders will pass, and undertake to cause the board of directors of the Company to implement, the necessary resolutions.

Series C Investment Agreement	Execution Version Auris Medical AG

The Shareholders hereby waive all preferential subscription rights in connection with the capital increase and C Share issue at Initial Closing (and, if applicable, at any subsequent closing under clause 2.5) under this Agreement.

1.2.	Use of Proceeds

The Company intends to use the proceeds from the First Tranche investment to further develop its business and to reach the milestones set forth in clause 2.6.

2.	Initial Closing

2.1.	Initial Closing Date

The subscription for and issuance of the first tranche of the new C Shares (“Initial Closing”) shall take place on 5 April 2013 at Aeschenvorstadt 67, 4010 Basel (“Initial Closing Date”).

2.2.	Pre-Initial Closing Actions

The C Investors shall have delivered to the Board their respective commitments substantially in the form set forth in Annex IV (duly completed) and shall have transferred on or before the Initial Closing Date their cash contributions to arrive in the blocked escrow bank account no. XXX-XXXXXX.XXX (XXX XXXX XXXX XXXX XXXX XXXX X) with UBS Basle for the nominal value of the shares (CHF 10 per Share) and in bank account no. XXX-XXXXXXXX.X (XXXX XXXX XXXX XXXX XXXX XXXX X) with UBS Berne (BIC: XXXXXXXXXX) for the due amount of the share-premium (Agio) on the relevant C Shares (CHF 122 per Share) or the equivalent in EUR in bank account XXX-XXXXXXXX.X (XXXX XXXX XXXX XXXX XXXX XXXX X) with UBS Berne (BIC: XXXXXXXXXX) or the equivalent USD in bank account XXX-XXXXXXXX.X (XXXX XXXX XXXX XXXX XXXX XXXX X) with UBS Berne (BIC: XXXXXXXXXX). The amounts in EUR and USD will be fixed on 2 April, 2013, 09.30 a.m. CET, at the prevailing spot exchange rate (mid-point).

Prior to or on the Initial Closing Date, each Shareholder shall have executed and delivered the restated and amended shareholders’ agreement (“Shareholders’ Agreement”, Annex V). The Board shall only be obliged to accept C Investors as new shareholders of the Company and to enter them into the shareholders’ register once the C Investors have executed the Shareholders’ Agreement as well as the escrow agreement (“Escrow Agreement”, Annex VI).

2.3.	Conditions precedent to Initial Closing

The obligations of the C Investors to effect the Initial Closing Actions set forth in clause 2.4 shall be subject to the satisfaction or waiver on or by the Initial Closing Date of the following conditions:

(i)	The Company’s Board of Directors shall have resolved not to issue any further options and rights in connection with the current employee incentive plan (the “A Stock Option Plan”) and to make any further issues pursuant to a plan to be adopted by the Board of Directors (including the consent of representatives of the C Investors to the Board of Directors) post closing, providing for option grants with a 4 year vesting scheme, no acceleration of vesting upon any initial public offering and in connection with an M&A/trade sale, and only acceleration upon a double trigger (i.e. a change of control + a termination without cause) (the “C Stock Option Plan”);

Series C Investment Agreement	Execution Version Auris Medical AG

(ii)	No notice shall have been given to the Company by any of the C Investors to indicate that there has been a breach of the representations and warranties under Section 3 hereof;

(iii)	There shall not have occurred, since 31 December 2012, any event, change or development which individually or in the aggregate, adversely and materially affects, or is reasonably likely to adversely and materially affect, the present or future legal, tax, economic or financial position of the Company, its assets, its liabilities or its present or future business (“Material Adverse Change”); and

(iv)	The Company shall have duly executed Sofinnova Venture Partners VIII, L.P.’s standard management rights letter (the “Management Rights Letter”, Annex VII) in connection with the present Series C Investment in such way to stay compliant with Federal ERISA requirements for VCOC.

If the conditions precedent are not met or waived by the Investors on the Closing Date, the Board shall cause the contributions received to be returned to the C Investors.

2.4.	Initial Closing Actions

At the Initial Closing,

(a)	the relevant Party/Parties shall deliver the following documents, duly executed and in form and substance satisfactory to the Company and the C Investors:

(i)	Acceptance declarations of the New Directors, with legalized signatures;

(ii)	Proxies from the Shareholders for the Extraordinary Shareholders’ Meeting authorizing the proxy holder(s) to vote on and approve all resolutions set forth in Clause 2.4(b) below;

(iii)	the Management Rights Letter;

(iv)	Signed statement by the Board that, since 31 December 2012, no event, change or development which individually or in the aggregate, adversely and materially affects, or is reasonably likely to adversely and materially affect, the present or future legal, tax, economic or financial position of the Company, its assets, its liabilities or its present or future business has occurred (“Material Adverse Change”);

(v)	A duly signed application to the Register of Commerce of the Canton of Basel-Stadt regarding the resolutions of the Extraordinary Shareholders’ Meeting;

(vi)	Shareholders’ Agreement duly executed by all Parties substantially in the form attached as Annex V;

Series C Investment Agreement	Execution Version Auris Medical AG

(vii)	Confirmation from UBS evidencing that all contributions of the C Investors have been paid in cash and fully credited to the Company’s accounts specified in clause 2.2.;

(viii)	Each C Investor shall deliver a duly signed original of its subscription form in accordance with clause 2.2. and Annex IV;

(ix)	The Board shall issue its report regarding the capital increase (Kapitalerhöhungsbericht);

(x)	Circular resolutions or minutes evidencing the Board resolution regarding the registration of the C Investors as owners with voting rights of the relevant number of C Shares subscribed by the respective C Investor in the Company’s share register upon registration of the capital increase corresponding to the First Tranche Investment.

(b)	Upon the delivery of the documents listed in clause 2.4(a) above, the following actions shall be performed:

(i)	The Shareholders shall hold an extraordinary meeting (the “Extraordinary Shareholders’ Meeting”) where the Shareholders shall resolve/approve (i) an increase in capital of CHF 1,854,550 by the issuance of 185,455 new C Shares for an aggregate price of CHF 24,480,060, (ii) to renew and increase the Company’s authorized share capital to the amount of up to CHF 1,715,450 so that up to 171,545 new C Shares can be issued, (iii) to delete the second conditional share capital of up to CHF 1,000,000 for the issuance of up to 100,000 B Shares, (iv) to adopt the Articles of Association of the Company, as attached as Annex III (to be amended as required by the register of commerce of the Canton of Basel-Stadt; hereinafter “HR BS”*), and (v) to elect Jim Healy and Antoine Papiernik as Board members of the Company (the “New Directors”); *It is understood and agreed among the Parties that the Extraordinary Shareholders’ Meeting shall approve the Articles of Association as per Annex III, however with any changes and deletions requested by the HR BS, which shall not be subject to further discussions/negotiations.

(ii)	The Board shall take the resolutions on the ascertainments and the execution of the Series C capital increase (Feststellungsbeschluss) in the presence of a public notary.

(c)	The Company shall file the application with the Register of Commerce of the Canton of Basel-Stadt immediately upon receipt of the documents and performance of the actions above.

2.5.	Post Closing Actions

As soon as possible after the registration of the capital increase pursuant to clause 2.4, the Company shall

(i)	issue the C Share certificates subscribed for by the C Investors;

Series C Investment Agreement	Execution Version Auris Medical AG

(ii)	enter the new shareholdings into the Company’s shareholder register;

(iii)	deliver into escrow share certificates representing the new C Shares issued;

(iv)	deliver to each C Investor a copy of the share certificate representing the C Shares subscribed for by that C Investor; and

(v)	hold a Board meeting in which the Company’s rules of organization shall be amended so as to reflect the Series C investment documents (in particular with regard to the protective provisions of Clauses 3 and 4 thereof), in a form reasonably agreeable to the C Directors.

2.6.	Subsequent Closings

The Parties agree that up to two further closings (the “Second Closing” and/or, the “Third Closing”, respectively) resulting in further capital increase and issuance of new C Shares (out of the authorized capital voted at the Initial Closing) as set forth in Annex II (columns “Second Tranche/Second Closing” and “Third Tranche/Third Closing”), may be completed as provided for, and subject to, clause 2.6.

The amount of the share-premium (Agio) on the relevant C Shares for any of the Second Closing or Third Closing (“Agio Amount”) shall be, for each new C Share to be subscribed as per Annex II in such closing, the lower of (i) CHF 122 per share or (ii) the price (minus CHF 10) paid by at least one new financial institutional investor (excluding a strategic or corporate partner) who invests at least CHF 13,860,000 in such subsequent closing/closings (a “Qualified Investor”).

The Company shall have the right to waive a Second Closing and/or a Third Closing, either (i) with the written consent of the holders of C Shares holding at least two thirds of C Shares, or (ii) in case an IPO (meaning the closing of a public offering by the Company of all or any part of the Company’s share capital or any depository receipts representing such share capital whereby Shares are admitted to trading on the official listing or quotation on an internationally recognised stock exchange or trading association in compliance with applicable laws and regulations) where the per share price of the Common Shares being sold to the public is at least 2.5 times the applicable per share price of the C Shares (as appropriately adjusted for any stock splits, stock combinations or the like), or (iii) in the case of a trade sale of the Company pursuant to which the holders of C Shares will receive in cash at the closing an amount equal to at least CHF 264 per share (as appropriately adjusted for any stock splits, stock combinations or the like), in the case of (ii) or (iii) with such transaction taking place within 12 months from the Initial Closing Date.

2.6.1.	Second Closing

The obligation of the C Investors to effect the Second Closing is subject to the satisfaction or waiver in writing by the holders of C Shares holding at least two thirds of the C Shares of the following conditions:

(i)	the Company shall have entered into a Special Protocol Assessment Agreement for the TACTT2 study with the U.S. Food and Drug Administration (“FDA”);

(ii)	results from the Company’s TACTT1 study shall be in line with the Company’s previous clinical safety and efficacy data, as acknowledged by the Board;

Series C Investment Agreement	Execution Version Auris Medical AG

(iii)	either Sofinnova Ventures or Sofinnova Partners shall have confirmed within 30 days after notification by the Company that the Special Protocol Assessment Agreement with the FDA is acceptable to it and that it is agreed that the results from the TACTT1 study are in line with the previous clinical safety and efficacy data (such confirmation not to be unduly refused or withheld);

(iv)	the Company shall have restated the representations and warranties on the date of the Second Closing pursuant to Clause 3 with, as the case may be, appropriate disclosures acceptable to the C Investors; and

(v)	no Material Adverse Change since the Initial Closing or Third Closing, whichever is most recent, shall have occurred

((i) to (v) altogether the “Second Closing Conditions”).

Within 10 days as from receipt by the Company of confirmation by Sofinnova Ventures and/or Sofinnova Partners as per condition precedent (iii) here above, and subject to satisfaction of the remaining Second Closing Conditions, the Second Closing shall take place as follows:

(a)	the C Investors shall deliver to the Board their respective commitments substantially in the form set forth in Annex IV and shall have transferred their cash contributions to arrive in the blocked escrow bank account with UBS Basle for the nominal value of the C Shares (CHF 10 per share) and in bank account no. xxx-xxxxxxx.x (xxxx xxxx xxxx xxxx xxxx xxxx x) with UBS Berne (BIC: xxxxxxxxxx) or any other account designated by the Company for the relevant Agio Amount for each subscribed C Share as per Annex II, Column Second Closing;

(b)	the Board shall resolve on the increase in capital out of the authorized capital voted at the Initial Closing and issue 104,318 new C Shares to the C Investors as set forth in Annex II, Column Second Closing;

(c)	in case of participation of a Qualified Investor, the Parties shall furthermore resolve on the increase in capital (either prior to the Second Closing by way of creation of a new authorised share capital or at the Second Closing by way of an ordinary increase of the share capital) and the Board shall issue the corresponding number new Series C Shares to the Qualified Investor;

(d)	the Company shall file the application with the Register of Commerce of the Canton of Basel-Stadt immediately upon receipt of the necessary documents and resolutions, and proceed with the actions set forth in clause 2.5.

2.6.2.	Third Closing

The obligation of the C Investors to effect the Third Closing is subject to the satisfaction or waiver in writing by the holders of C Shares holding at least two thirds of the C Shares of the following conditions:

(i)	the Company shall have provided to the C Investors minutes from Company meetings with the FDA (end of Phase II or Pre-IND meeting) and with the EMA (scientific advice or protocol assistance meeting) that document the size and scope of the next clinical trial for AM-111;

Series C Investment Agreement	Execution Version Auris Medical AG

(ii)	either Sofinnova Ventures or Sofinnova Partners shall have confirmed within 30 days after notification by the Company that the minutes as per condition (i) here above are acceptable to it (such confirmation not to be unduly refused or withheld);

(iii)	the Company shall have restated the representations and warranties on the date of the Third Closing pursuant to Clause 3 with, as the case may be, appropriate disclosures acceptable to the C Investors; and

(iv)	no Material Adverse Change since the Second Closing or Initial Closing, whichever is most recent, shall have occurred

((i) to (iv) altogether the “Third Closing Conditions”).

Within 10 days as from receipt by the Company of confirmation by Sofinnova Ventures and/or Sofinnova Partners as per condition precedent (ii) here above, and subject to satisfaction of the remaining Third Closing Conditions, the Third Closing shall take place as follows:

(a)	the C Investors shall deliver to the Board their respective commitments substantially in the form set forth in Annex IV and shall have transferred their cash contributions to arrive in a blocked escrow bank account with UBS Basle for the nominal value of the shares (CHF 10 per Share) and in bank account no. xxx-xxxxxxxxx.x (xxxx xxxx xxxx xxxx xxxx xxxx) with UBS Berne (BIC: xxxxxxxxxxx) or any other account designated by the Company for the relevant Agio Amount for each subscribed C Share as per Annex II, Column Third Closing;

(b)	the Board shall resolve on the increase in capital out of the authorized capital voted at the Initial Closing and issue up to 67,227 new C Shares to the C Investors as set forth in Annex II, Column Third Closing;

(c)	in case of participation of a Qualified Investor, the Parties shall furthermore resolve on the increase in capital [either prior to the Third Closing by way of creation of a new authorised share capital or at the Third Closing by way of an ordinary increase of the share capital] and the Board shall issue the corresponding number new Series C Shares to the Qualified Investor;

(d)	the Company shall file the application with the Register of Commerce of the Canton of Basel-Stadt immediately upon receipt of the necessary documents and resolutions, and proceed with the actions set forth in clause 2.5.

2.6.3.	No specific order in subsequent closings

The Company may consummate the Third Closing and offer new C Shares to a Qualified Investor prior to the Second Closing should the Third Closing Conditions be met prior to the Second Closing Conditions; however, the Company shall not raise alternative private equity capital (other than a Qualified Investor joining the Second or Third Closing) prior to obtaining clarity with respect to the milestones associated with such Second and Third Closings. For purposes of clarity, the foregoing shall not be deemed to preclude an IPO.

Series C Investment Agreement	Execution Version Auris Medical AG

3.	Representations and Warranties

The Company hereby represents and warrants to each C Investor that the following representations are true and complete as of the date of the Initial Closing, as well as of the Second Closing and of the Third Closing, as applicable, except as otherwise indicated. For purposes of these representations and warranties, the term “Company” or “Group” shall include the Company and any subsidiaries of the Company, unless otherwise noted herein.

3.1.	Authority

The Company and the Shareholders (other than, for the Initial Closing, the C Investors) have the authority to enter into and perform this Agreement and to carry out their obligations hereunder. This Agreement constitutes a legal, valid and binding obligation of each of them.

3.2.	Related Persons

There are no existing contracts or arrangements to which the Company is a party and in which the Founder and/or any related person is interested (except for the mandate agreement and the loan agreement with Altamira Pharma GmbH, with registered seat in Zuchwil). In particular, there is not outstanding:

(i)	any loan made to the Company by the Founder or any person connected with him;

(ii)	any amount owing to the Company by the Founder or any person connected with him;

(iii)	any security given by the Company in respect of any obligation of the Founder or a person connected with him; or

(iv)	any claim by the Founder or by any person connected with him against the Company (other than for expenses properly incurred or compensation for employment accruing in the normal course of business).

The amounts (capital and interests) due to Altamira Pharma GmbH under the above mentioned loan agreement shall be repaid immediately after the Initial Closing out of the proceeds from the Series C First Tranche Investment.

3.3.	Employment/Mandate Agreement

Except for the mandate agreement with Altamira Pharma GmbH, all employment, consultancy, agency or like contracts or arrangements relating to the previous employment, consultancy, agency or like arrangement of the Founder have been validly terminated and there is no claim or legal action, proceeding or arbitration in progress or, so far as the Founder is aware, threatened or pending against the Founder in relation to any such prior employment, consultancy, agency or like arrangements of the Founder. To the Company’s best knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business conducted and proposed to be conducted by the Company; and the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. The

Series C Investment Agreement	Execution Version Auris Medical AG

Company is not aware that any officer or key employee, or that any group of key employees intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees. The Company has complied with all applicable laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment, and there are no arrears in the payments of wages or other similar obligations.

3.4.	Business

Except as disclosed to the C Investors regarding Altamira Pharma GmbH, the Founder is neither alone nor jointly with or as shareholder, adviser, consultant, agent or employee of any person directly or indirectly engaged in any business other than that of the Company.

3.5.	Non-compete

The Founder is not subject to any restrictive covenant or non-compete or equivalent provisions under any contract or arrangement with any person which may restrict or prohibit the Founder from performing his obligations under the relevant employment or the mandate agreement, as the case may be, or this Agreement.

The Founder has no interest, directly or indirectly, in any privately owned business (at the exclusion of listed companies) which is or is likely to be competitive with the business of the Company.

3.6.	No Confidentiality Arrangement

The Founder is not subject to any confidentiality or non-disclosure or like provisions under any contract or arrangement with any person which may restrict or prohibit the Founder from performing his obligations under the relevant employment or the mandate agreement, as the case may be, or this Agreement.

3.7.	Organization and good standing

The Company is a corporation validly existing and in good standing under the laws of Switzerland. It has at all times carried on its business and conducted its affairs in all respects in accordance with its constitutional documents for the time being in force. The Company has the right to own property and transact business in all jurisdictions in which it transacts business in the manner in which the business is conducted and has all necessary licenses, consents, permits and authorities to do so and it has conducted its business in accordance with all relevant laws of all such jurisdictions. No resolutions have been passed or action taken amending the Articles of Association or otherwise requiring registration with the Commercial Register which are not reflected in this Agreement.

All returns and particulars, resolutions and other documents which the Company is required by law to file with or deliver to any relevant authority have been correctly made up, duly filed and/or delivered.

Series C Investment Agreement	Execution Version Auris Medical AG

The Company has properly maintained all corporate records as required by the relevant applicable law. All books of account, relevant correspondence, minutes, financial, corporate and other records of whatsoever kind are complete and correct and have been maintained in accordance with sound business practice and the requirements of the applicable law and corporate regulations, give and reflect a true and fair view of all transactions entered into and of the financial, contractual and trading position of the Company, and do not contain any material inaccuracies or discrepancies of any kind.

3.8.	Approval

No order, license, consent or approval of, or the giving of notice to, any person or authority is necessary to authorize the execution, delivery, completion and performance of this Agreement by the Company.

3.9.	Capitalization and Participations

Immediately prior to the Initial Closing, the share capital of the Company consists of CHF 4,632,580 divided into 2,904 Common Shares with a nominal value of CHF 10 each, 239,990 A Shares with a nominal value of CHF 10 each and 220,364 B Shares with a nominal value of CHF 10 each. Immediately prior to the Initial Closing, the Company has a conditional share capital of CHF 371,060 consisting of 37,106 Common Shares with a nominal value of CHF 10 each, and a second conditional share capital of up to CHF 1,000,000 for the issue of up to 100,000 B Shares with a nominal value of CHF 10 each earmarked for holders of conversion and option rights issued in connection with bonds or similar financial instruments or loans of the Company or of subsidiaries thereof. Immediately prior to the Initial Closing, a total of 7,860 options are outstanding which were issued under the A Stock Option Plan. These options give their owners, after a vesting period of 3 years, the right to purchase Common Shares for 2 years at an issue price ranging from CHF 80 to CHF 120 each. A total of 1,520 options are vested on January 30, 2013. Immediately prior to the Initial Closing, the Company has an authorized share capital of CHF 1,600,000, authorizing the issue of up to 160,000 B-Shares with a nominal value of CHF 10 each, until 31 December 2014.

The Shareholders (excluding, at the Initial Closing, the C Investors) are the sole legal owners of, and have good and valid title, to 100% of the issued and outstanding shares of the Company, as specified in Annex II, Columns Common, Series A and Series B, free and clear of any lien.

The Company is the full and unrestricted owner of 16,730 registered shares of Laboratoires Auris SAS in liquidation, CEEI Cap Alpha, Avenue de l’Europe, 34940 Montpellier Cedex 09, France (“LASAS”), with a nominal value of EUR 10 each, which represents a participation of 50% in LASAS. LASAS is currently being wound up by a court appointed liquidator in the context of bankruptcy proceedings.

The Company is the full and unrestricted owner of 1,500 common shares of Auris Medical Inc., 444 North Michigan Avenue, Suite 1200, Chicago IL 60611, USA (“AMI”), without nominal value, representing a paid-in capital of USD 15,000. Each of the shares gives the same rights. No preference shares exist, nor do any shares granting special rights or subject to special restrictions exist, whether such special rights or restrictions be in respect of the shares themselves, their holders, the duration of holding the shares or any other matter.

The Company is the full and unrestricted owner of 100 ordinary shares of Auris Medical Ltd., The Black Church, St. Mary’s Place, Dublin 7, Ireland (“AML”), with a nominal value of EUR 1 each, representing a paid-in capital of EUR 100. Each of the shares gives the same rights. No preference shares exist, nor do any shares granting special rights or subject to special restrictions exist, whether such special rights or restrictions be in respect of the shares themselves, their holders, the duration of holding the shares or any other matter.

Series C Investment Agreement	Execution Version Auris Medical AG

3.10.	Licenses, Permits and Authorizations

The Company had and has all the licenses, permits and authorizations required which are necessary to carry on its business as presently conducted and as presently proposed to be conducted and the Company has complied with all terms and conditions of those. The fact that this Agreement is executed and the transactions contemplated herein are consummated will not lead to the automatic termination (i.e. a termination as a matter of law) of the Company’s licenses, permits and authorizations and will also not give rise to any rights of the competent authorities or other third parties to terminate such licenses, permits and authorizations.

3.11.	Real Estate Leases

The Company has valid leases, rental or leasing arrangements as to such real property leased by it to carry on its business. Said leases, rental or leasing arrangements are not in default and are free and clear of any lien.

3.12.	Absence of Liens

The Company is the owner with good and saleable title free from all liens, charges, encumbrances, security interests or adverse claims of its assets. All assets used by the Company are in good workable condition save for normal wear and tear having regard to their age and usage, and have been regularly maintained.

3.13.	No Conflict or Violation

Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will result (i) in a breach of, or a default under, any term or provision of any contract to which the Company or the Founder is a party or by which any assets of any of them are bound, or of any constitutional document of the Company or would interfere in any material way with the ability of the Company and the Founder to consummate the transactions contemplated by this Agreement; (ii) to the Company’s best knowledge, in a conflict with, or a default or event of default under, any term and provision of any laws, rules or regulations or any governmental, administrative or regulatory authority or any judgments, orders, rulings or awards of any court, arbitrator or judicial authority or governmental administrative on regulating authority or any other restriction of any kind by which the Company is bound; or (iii) in a termination or acceleration of, or a cancellation of any Material Contract as per clause 3.21.

3.14.	Financial Statements

The Company has delivered to each C Investor

(i)	audited financial statements for the Company for the business years 2008-2011 as well as final but not yet audited financial statements for the Company for the business year 2012;

(ii)	final but not yet audited financial statements for Auris Medical Inc. for the business year 2012;

Series C Investment Agreement	Execution Version Auris Medical AG

(iii)	final but not yet audited financial statements for Auris Medical Limited for the business year 2012;

(iv)	audited consolidated Group financial statements for the business years 2008-2011 as well as final but not yet audited consolidated Group financial statements for the business year 2012

(collectively the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. They fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to 31 December 2012 (ii) obligations under contracts and commitments incurred in the ordinary course of business and (iii) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a material adverse effect.

3.15.	Compliance with Legal Requirements

To the Company’s best knowledge, neither the Company, nor any of its directors, officers, employees or agents has violated any applicable laws, ordinances, regulations, decrees or orders of any government entity which are relevant to the business of the Company or done or omitted to do anything which is a contravention of any such laws, ordinances, regulations, decrees or orders. To the Company’s best knowledge, the Company is not subject to, and has no reason to reasonably believe it may become subject to, any liability (contingent or otherwise) or obligation arising under any law, rule or regulation relating to or regulating health, safety, pollution or the protection of the environment.

3.16.	Intellectual Property

The Company is entitled to use all intellectual property rights (“IPRs”) necessary to conduct its present business. No former or present employee of the Company owns or has claimed to own all or any part of the IPRs used by the Company. To the Company’s best knowledge, the use of the IPRs owned or licensed by the Company does not and is not likely to infringe any company’s or person’s rights (including but not limited to intellectual property rights and contractual rights). The Company has no knowledge of nor received any notice alleging that it has infringed IPRs of any other person or company. The Company is not subject to any injunction, undertaking, or court order or order of any other authority of competent jurisdiction not to use or restricting the use of any IPRs. To the Company’s best knowledge, there exists no actual or threatened infringement or any event likely to constitute an infringement or breach by any third party of any of the IPRs held or used by the Company. To the Company’s best knowledge, neither the execution and delivery by the Company of this Agreement, nor the carrying on of the business of the Company by the employees of the Company, nor the conduct of the business of the Company as presently conducted or as proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any Company employee or consultant is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by the Company.

Series C Investment Agreement	Execution Version Auris Medical AG

3.17.	Litigation

There has been no civil, criminal, governmental or other claim, action, suit, arbitration, inquiry, proceeding or investigation pending, and to the best knowledge not threatened or contemplated by or before any Swiss or foreign governmental agency, court, tribunal or arbitration body against the assets of the Company, nor is pending now or are there any indications that a third party will initiate such action, suit etc.

There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate.

3.18.	Material Adverse Effects

Since 31 December 2012 and at all times up to the Initial Closing there has not been any event or condition of any character which materially adversely affects, or is likely to so affect, the Company’s business operations, assets, condition (financial or otherwise), liabilities, earnings or prospects including but not limited to: (i) any waiver by the Company of a valuable right or of a material debt owed to it, (ii) any material change or amendment to a Material Contract, (iii) any material damage, destruction or loss to any material asset of the Company (whether or not covered by insurance), (iv) any labor trouble, or any event or condition of any character, materially adversely affecting the business or plans of the Company.

3.19.	Conduct of Business

Since 31 December 2012 and at all times up to the Initial Closing, the Company has not, other than in the ordinary course of business and consistently with past practices (i) entered into any commitment, transaction or other action, and/or (ii) sold or otherwise disposed of any right, title or interest in or to any assets or properties of the Company or any revenues derived therefrom, and/or (iii) incurred or assumed, except under the loan agreement with Altamira Pharma GmbH, any indebtedness for money borrowed exceeding CHF 250,000 in the aggregate.

3.20.	Disclosure

The Company has made available to C Investors in an electronic data room all the information reasonably available to the Company that the C Investors have requested for deciding whether to acquire the C Shares, including spending projections for 2013-2015 (“Spending Projections”). All information and documents communicated by the Company to C Investors and / or accessed to by C Investors during the due diligence are complete, fair and true in all material aspects and none of such documents or information are of such nature as to mislead C Investors as to facts and circumstances relating to the Company or to the representations and warranties on which the C Investors have relied in their decision to invest. The Spending Projections were prepared in good faith; however, the Company does not warrant that it will achieve any results assumed or projected in the Spending Projections.

3.21.	Material Contracts

All contracts, arrangements, commitments, undertakings or obligations (a) to which the Company is a party and (b) which, whether by reason of their nature, term, scope, amounts or otherwise, are or are likely to be of material importance to its business, profits or assets, are not in the ordinary course of business, restrict the business of the Company in any way or contain change of control clauses or would be breached or terminated as a result of the transactions contemplated hereby

Series C Investment Agreement	Execution Version Auris Medical AG

(collectively, the “Material Contracts”) have been completely disclosed to the C Investors during the due diligence. To the Company’s best knowledge all of the Material Contracts are valid, binding and enforceable in accordance with their respective terms. The written text of the Material Contracts covers the full scope of these agreements. The Company has performed all material obligations required to be performed by it under the Material Contracts and is not in default under or in breach of nor in receipt of any claim of default or breach under any Material Contract; to the Company’s best knowledge, no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of non-compliance by the Company under any material Contract; neither the Company nor the Founder has a present expectation or intention of not fully performing all such obligations; the Company does not have any knowledge of any breach or anticipated breach by the other parties to any Material Contract.

The existence of a disagreement between the Company and Xigen S.A. regarding a Collaboration and License Agreement concluded on 21 October 2003, and in particular regarding the scope of the license, has been disclosed. This disagreement does not restrain or limit the Company in carrying out its development plans with AM-111.

None of the contracts which the Company is a party to entitles the contract counter party to a compensation (such as finders’ fees, retrocessions or similar) which is not fully reflected in the Financial Statements.

4.	Remedies

4.1.	Survival of Warranties

Unless otherwise set forth in this Agreement, the representations and warranties of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Initial Closing, the Second Closing or the Third Closing, as applicable, for a period of twenty-four (24) months and any claims under clause 4.3. must be notified to the Company within a twenty-four (24) month period.

4.2.	Enforcement

Each C Investor shall be entitled to enforce its rights in respect of the representations and warranties contained in this Agreement individually and the Company hereby agrees and undertakes to pay by way of indemnification and to indemnify fully, hold harmless and defend each such C Investor from and against any and all claims and/or liabilities, damages, penalties, judgments, assessments, losses, costs and expenses (including reasonable attorney’s fees) suffered by it or the Company and arising out of, relating to, or based upon any inaccuracy or breach of any representation or warranty by the Company contained in this Agreement. The Parties explicitly exclude and waive Article 200 CO, if and to the extent applicable.

The Parties specifically agree and acknowledge that they shall not challenge or instruct the Company to challenge or question the enforceability of a warranty claim under this Agreement, in particular on the basis of Article 680 CO, which the Parties consider as non-applicable in this case. Should enforceability of a warranty claim be denied to a C Investor for breach of the representations and warranties, each Party shall ensure that such C Investor be nevertheless reimbursed and indemnified as contemplated hereunder.

Where a C Investor asserts a warranty claim, its claim shall be limited to a proportional share of its shareholding in the Company at the time of the claim.

Series C Investment Agreement	Execution Version Auris Medical AG

4.3.	Notification

Each C Investor will be notified by the Company, by registered letter with acknowledgement of receipt, of any breach of the representations and warranties contained in this Agreement (“Company’s Notification”), no later than fifteen (15) business days from the moment that the Company becomes aware of the breach.

A C Investor wishing to assert a warranty claim under this Agreement shall notify the Company in writing on detecting a breach of the representations and warranties, describing such breach and any damage suffered by the C Investor as a consequence of such breach. In such notification, the C Investor shall provide evidence as to when the alleged breach was detected and confirmation that notification is being made to the Company within thirty (30) days of the date of detection. If the Investor fails to provide such evidence (provided it is available) or if the notification is not being made within thirty (30) days of detection of the alleged breach by the C Investor or of the Company’s Notification whichever is later, the C Investor shall be deemed to have waived its claim. Article 201 CO is hereby waived, if and to the extent applicable.

If a C Investor has notified the Company of a breach of representations and warranties, the C Investor making the claim must commence litigation within one hundred and eighty (180) days after notification pursuant to clause 4.3. unless the claim by the C Investor is either settled before the expiry of such deadline or the C Investor and the Company agree in writing on an extension of the deadline. If the C Investor fails to meet such deadline, the claim concerned shall be foregone and unenforceable.

5.	Miscellaneous

5.1.	Notices

Any notice, request or instruction to be given pursuant to this Agreement shall be in writing, and shall be sent by registered mail or courier to the address as set forth in Annex I and shall become effective upon receipt by the Party to which it is addressed.

Any Party may at any time change its address by giving notice to the other Parties in the manner described in clause 5.1.

5.2.	Severability

If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

5.3.	Amendments

This Agreement including this clause may be modified or amended only by written agreement of the Parties and any provision hereof may be waived only by a document signed by the Party waiving such provision. Notwithstanding anything contained herein to the contrary, the Parties acknowledge and agree that this Agreement may be amended in writing by an instrument signed solely by the holders of 85% of the outstanding Shares in the Company (acting jointly) with binding effect on all other Parties; provided, however, that any such modification or amendment of any of the provisions of this Agreement shall neither affect any accrued rights of any other Party nor impose any greater liability or any more onerous obligation than those contained in this Agreement on the other Parties who do not sign such modification or amendment.

Series C Investment Agreement	Execution Version Auris Medical AG

5.4.	Assignment

This Agreement and the rights and liabilities arising hereunder may not be transferred to third parties except with the prior written consent of the other Parties to this Agreement. Any Party (except the Company) may, however, transfer this Agreement and/or the rights and liabilities arising hereunder in parts or in its entirety to an affiliated company in which it owns at least fifty-one (51) percent of all outstanding shares or voting rights, in which case the approval of the other Parties shall be deemed to have been given. The approval of the other Parties shall also deemed to have been given for transfer to an affiliated company that holds at least fifty-one (51) per cent of all outstanding shares or voting rights of one of the Parties.

5.5.	Confidentiality

The Parties as well as any person acting on behalf of any of them shall keep the terms and conditions of this Agreement in confidence. The Parties agree to disclose no such terms and conditions to any third parties, except to their employees, affiliates, investors or consultants on a “need to know” basis and bound by respective confidentiality agreements. The foregoing confidentiality provision shall lapse upon the 3rd anniversary date of this Agreement.

Any disclosure or public announcement of any type whatsoever regarding this Agreement or its contents shall be made only with the prior written approval of the Parties, except as may be required under applicable law or stock exchange regulations, and then only after consultation with the Company.

5.6.	Fees and Expenses

The Company will pay all legal and administrative costs of the financing at Closing and related to the interests of the Company, including reasonable fees and expenses for drafting and revising legal documentation. The C Investors and Shareholders shall pay all legal fees and expenses related to their interests. On production of appropriate receipts, the Company will reimburse the C Investors for such reasonable fees and expenses in an amount not to exceed a total of CHF 115,750.

5.7.	Entire Agreement

This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties. There are no representations, warranties, conditions or other agreements, express or implied, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth herein and the Parties have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement.

Series C Investment Agreement	Execution Version Auris Medical AG

6.	Governing Law and Jurisdiction

6.1.	Governing Law

This Agreement shall be governed by and be in accordance with Swiss law, without reference to the principles of conflicts of law.

6.2.	Jurisdiction

Any disputes between the Parties arising out of or in connection with this Agreement shall be subject to the exclusive jurisdiction of the Commercial Court of the Canton of Zurich, Switzerland.

Executed in 1 original.

xxx     Execution sheet on next page xxx

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Sofinnova Venture Partners VIII, L.P.

By:	Sofinnova Management VIII, L.L.C. its General Partner

By:	/s/ Jim Healy
Jim Healy, Managing Member

Sofinnova Capital VII FCPR

By:	Sofinnova Partners SAS its General Partner

By:	/s/ Antoine Papiernik
Antoine Papiernik, Managing Partner

Auris Medical AG

/s/ Thomas Meyer
Thomas Meyer, Chairman of the Board

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Allianz Innovation 7 FCPI

Idinvest Croissance 2005 FCPI

Allianz Innovation 8 FCPI

Banque Postale Innovation 3 FCPI

Each and all by: ID Invest

By:	/s/ Benoist Grossmann
Benoist Grossmann

ZKB Pharma Vision Fonds

Adamant Global Healthcare Fonds

Adamant Global Generika Fonds

Adamant Global Biotech Fonds

Each and all by: Balfidor Fondsleitung AG

By:	/s/ Alexander Muller	/s/ Markus Pfister
	Alexander Muller	Markus Pfister

Phonak AG

By:	/s/ Thomas Meyer
Thomas Meyer (proxy)

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/s/ Thomas Meyer
Daniel Gutenerg (by Thomas Meyer, proxy)

/s/ Thomas Meyer
Gerhard Jansen (by Thomas Meyer, proxy)

/s/ Thomas Meyer
Martin Oberholzer (by Thomas Meyer, proxy)

/s/ Thomas Meyer
Oliver Walker (by Thomas Meyer, proxy)

/s/ Thomas Meyer
Heinz Winzel (by Thomas Meyer, proxy)

Series C Investment Agreement	Execution Version Auris Medical AG

List of Annexes

Annex I:	List of Existing Shareholders

Annex II:	Capitalization Table

Annex III:	Articles of Association

Annex IV:	Commitment Forms

Annex V:	Shareholders’ Agreement

Annex VI:	Escrow Agreement

Annex VII:	Management Rights Letter

Series C Investment Agreement	Execution Version Auris Medical AG

Annex I: Parties

C Investors:

Sofinnova Venture Partners VIII, L.P.

2800 Sand Hill Road, Suite 150

Menlo Park, CA 94025

Sofinnova Capital VII FCPR

c/o Sofinnova Partners

17, rue de Surène

75008 Paris

France

Shareholders:

Thomas Meyer

Birkenweg 6

CH-4528 Zuchwil

IDinvest

117, Avenue des Champs-Elysées

FR-75008 Paris

Balfidor Fondsleitung AG

c/o Adamant Biomedical Investments AG

Freischützgasse 3

CH-8004 Zurich

Phonak AG

Laubisrütistrasse 28

CH-8712 Stäfa

Daniel Gutenberg

Inselweg 28

CH-8640 Hurden

Gerhard Jansen

Quellenrain 15

CH-3063 Ittigen

Martin Oberholzer

Rohnenrainweg 4

CH-8835 Feusisberg

Oliver Walker

Pestalozzistrasse 5

CH-5000 Aarau

Series C Investment Agreement	Execution Version Auris Medical AG

Heinz Winzeler

Klotenerstrasse 13

CH-8304 Wallisellen

Company:

Auris Medical AG

Falknerstrasse 4

CH-4001 Basel

Series C Investment Agreement	Execution Version Auris Medical AG

Annex II: Capitalization Table

Investor	Common		Series A		Series B			First Tranche Initial Closing			Second Tranche Second Closing			Third Tranche Third Closing
	Shares	%	Shares	%	Shares	%	Fully Diluted + ESO	Shares	%	Fully Diluted + ESO	Shares	%	Fully Diluted + ESO	Shares	%	Fully Diluted + ESO
Thomas Meyer, CH-Zuchwil	2’904	100%	239’990	100.0%	23’606	10.7%	56.6%			40.6%			35.0%			32.2%
IDinvest, FR-Paris					69’276	31.4%	14.7%			10.6%			9.1%			8.4%
Allianz Innovation 7 FCPI					15’241
Idinvest Croissance 2005 FCPI					19’397
Allianz Innovation 8 FCPI					27’019
Banque Postale Innovation 3 FCPI					7’619
ZKB, CH-Zurich					86’785	39.4%	18.4%			13.2%			11.4%			10.5%
ZKB Pharma Vision Fonds					37’500
Adamant Global Medtech Fonds					9’535
Adamant Global Generika Fonds					23’000
Adamant Global Biotech Fonds					16’750
Phonak AG, CH-Stäfa					22’080	10.0%	4.7%			3.4%			2.9%			2.7%
Daniel Gutenberg, CH-Küsnacht					1’776	0.8%	0.4%			0.3%			0.2%			0.2%
Gerhard Jansen, CH-Ittigen					8’632	3.9%	1.8%			1.3%			1.1%			1.0%
Martin Oberholzer, CH-Feusisberg					1’269	0.6%	0.3%			0.2%			0.2%			0.2%
Oliver Walker, CH-Aarau					2’500	1.1%	0.5%			0.4%			0.3%			0.3%
Heinz Winzeler, CH-Wallisellen					4’440	2.0%	0.9%			0.7%			0.6%			0.5%
Sofinnova Ventures								94’545	51.0%	14.4%	53’182	51.0%	19.4%	34’273	51.0%	22.0%
Sofinnova Partners								90’910	49.0%	13.8%	51’136	49.0%	18.7%	32’954	49.0%	21.1%
	2’904	100%	239’990	100.0%	220’364	100.0%	98.3%	185’455	100.0%	98.8%	104’318	100.0%	99.0%	67’227	100.0%	99.1%
Stock Options	7’860						1.7%			1.2%			1.0%			0.9%
	10’764		250’754		471’118		100.0%	656’573		100.0%	760’891		100.0%	828’118		100.0%

Price per share Initial Closing 132

Price per share Second Closing 132

Price per share Third Closing 132

		Initial Closing (CHF)	Second Closing (CHF)	Third Closing (CHF)
Sofinnova Ventures	51.0%	12’479’940	7’020’024	4’524’036
Sofinnova Partners	49.0%	12’000’120	6’749’952	4’349’928
TOTAL	100%	24’480’060	13’769’976	8’873’964
				47’124’000

Agio will be wired in CHF or equivalent in EUR/USD

Series C Investment Agreement	Execution Version Auris Medical AG

Annex III: Articles of Association

Statuten

Articles of Association

der

of

Auris Medical AG

(Auris Médical SA)

(Auris Medical Ltd.)

mit Sitz in

having its registered business seat in

Basel

Basle

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Statuten der Auris Medical AG		Articles of Incorporation of Auris Medical Ltd.

I FIRMA, SITZ UND ZWECK DER GESELLSCHAFT		I CORPORATE NAME, REGISTERED BUSINESS SEAT

Art. 1		Article 1

Firma und Sitz	Unter der Firma Auris Medical AG (Auris Médical SA) (Auris Medical Ltd.)	Business name and registered business seat	Under the corporate name Auris Medical AG (Auris Médical SA) (Auris Medical Ltd.)

	besteht eine Aktiengesellschaft mit Sitz in Basel.		a company exists having its registered business seat in Basle.

	Die Dauer der Gesellschaft ist unbeschränkt.		The duration of the company is unlimited.

Art. 2		Article 2

Zweck	Die Gesellschaft bietet Produkte und Dienstleistungen für die Behandlung von Erkrankungen des Hals-, Nasen- und Ohrenbereichs an.	Purpose	The company offers products and renders services for the treatment of diseases in the throat, nose and ear region.

	Die Gesellschaft kann alle Geschäfte tätigen und Massnahmen ergreifen, die geeignet sind, den Gesellschaftszweck direkt oder indirekt zu fördern, wie beispielsweise Zweigniederlassungen im In- und Ausland errichten, sich an anderen Unternehmungen beteiligen, Kredite gewähren, Grundstücke erwerben, belasten und veräussern.		The company may transact all business and take actions which are appropriate in order to promote directly or indirectly the company’s purpose, such as opening branch offices and subsidiaries in Switzerland and abroad, acquiring participations in other businesses, granting credit facilities, acquiring, holding, and selling real estate.

Series C Investment Agreement	Execution Version Auris Medical AG

II AKTIENKAPITAL		II SHARE CAPITAL

Art. 3		Article 3

Höhe des Aktienkapitals, Anzahl, Art und Nennwert der Aktien	Das Aktienkapital der Gesellschaft beträgt CHF 6’487’130 und ist in folgende Kategorien von Namenaktien eingeteilt: (i) 2’904 Namenaktien mit einem Nennwert von CHF 10 („Stammaktien”), (ii) 239’990 Vorzugsaktien der Kategorie A mit einem Nennwert von CHF 10 („Vorzugsaktien Kategorie A”), (iii) 220’364 Vorzugsaktien der Kategorie B mit einem Nennwert von CHF 10 („Vorzugsaktien Kategorie B”), und (iv) 185’455 Vorzugsaktien der Kategorie C mit einem Nennwert von CHF 10 (“Vorzugsaktien Kategorie C”). Sämtliche Aktien sind voll liberiert.	Amount of the share capital, numbers, types and nominal value of the shares	The share capital of the company amounts CHF 6’487’130 and is divided into the following categories of registered shares: (i) 2’904 registered shares with a par value of CHF 10 (“Common Shares”), (ii) 239’990 registered preferred category A shares with a par value of CHF 10 (“Preferred Shares Category A”), (iii) 220’364 registered preferred category B shares with a par value of CHF 10 (“Preferred Shares Category B”), and (iv) 185’455 registered preferred category C shares with a par value of CHF 10 (“Preferred Shares Category C”). The share capital is fully paid-in.

Art. 3a		Article 3a

Genehmigtes Aktienkapital	Der Verwaltungsrat ist ermächtigt, jederzeit bis zum 5. April 2015 das Aktienkapital im Maximalbetrag von CHF 1’715’450 durch Ausgabe von höchstens 171’545 vollständig zu liberierenden Vorzugsnamenaktien der Kategorie C mit den Vorzugsrechten wie in Art. 28a und 28b dieser Statuten festgehalten mit einem Nennwert von je CHF 10 zu erhöhen. Erhöhungen in Teilbeträgen sind gestattet.	Authorised share capital	The board of directors is authorised, anytime until April 5, 2015, to increase the share capital by the maximum amount of CHF 1’715’450 by issuing not more than 171’545 registered preferred shares category C which will have to be fully paid-in and which have preference rights as per Articles 28a and 28b of these Articles of Incorporation, with a par value of CHF 10. Increases in partial amounts are permitted.

Der Erwerb der neuen Aktien sowie jede nachfolgende Übertragung der Aktien unterliegen den Beschränkungen von Art. 6 dieser Statuten.	The acquisition as well as the following transfers of such new shares is subject to the restrictions of article 6 of these Articles of Association.

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	Der Verwaltungsrat legt die Art der Einlagen, den Ausgabebetrag und den Beginn der Dividendenberechtigung fest.		The board of directors determines the type of contributions, the issue price and the date on which the dividend entitlement starts.

	Nicht ausgeübte Bezugsrechte kann der Verwaltungsrat anderen Aktionären oder Dritten zuteilen.		The board of directors may assign not exercised subscription rights to other shareholders or third parties.

	Der Verwaltungsrat ist berechtigt, das Bezugsrecht der Aktionäre zu beschränken oder auszuschliessen, wenn die neuen Vorzugsnamenaktien für neue Investitionsvorhaben und/oder die Finanzierung der Gesellschaft, insbesondere für Forschungs- und Entwicklungsprojekte verwendet werden.		The board of directors is authorised to limit or to abolish the shareholders’ subscription rights if the new registered preferred shares are used for new investments and/or the financing of the company, in particular for research and development projects.

Art. 3b		Article 3b

Bedingtes Aktienkapital	Das Aktienkapital kann sich durch Ausgabe von höchstens 37’106 voll zu liberierenden Stammaktien im Nennwert von je CHF 10 um höchstens CHF 371’060 erhöhen durch Ausübung von Optionsrechten, welche den Verwaltungsratsmitgliedern, der Geschäftsleitung, den Mitarbeitern sowie Beratern der Gesellschaft eingeräumt werden. Das Bezugsrecht der Aktionäre ist ausgeschlossen. Zum Bezug der neuen Aktien sind die jeweiligen Inhaber von Optionsrechten berechtigt. Der jeweilige Ausgabebetrag, der Zeitpunkt der Dividendenberechtigung und die Art der Einlagen werden vom Verwaltungsrat bestimmt. Nicht ausgeübte Bezugsrechte stehen zur freien Verfügung des Verwaltungsrates.	Conditional share Capital	The share capital may be increased by the issuance of up to 37’106 fully paid registered Common Shares with a par value of CHF 10 per share and to the maximum amount of CHF 371’060 in execution of subscription rights, which are granted to the members of the board of directors, the management board, the employees and the company’s advisors. The subscription rights of the shareholders are excluded. The respective holders of the option rights shall be entitled to acquire the shares. The respective issue price, the date on which the dividend entitlement commences and the type of contributions will be determined by the board of directors. Non-exercised subscription rights will be at the board of director’s free disposal.

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Art. 4		Article 4

Aktientitel	Die Gesellschaft kann anstelle von einzelnen Aktien Zertifikate ausgeben. Sämtliche Aktien und Zertifikate tragen die Unterschrift eines Mitglieds des Verwaltungsrates.	Share Certificates	The company may issue share certificates which represent one or more shares. All shares and certificates are signed by at least one member of the board of directors.

	Durch Statutenänderung kann die Generalversammlung jederzeit Namenaktien in Inhaberaktien oder Inhaberaktien in Namenaktien umwandeln.		The shareholders meeting may, at any time, convert registered shares into bearer shares or bearer shares into registered shares.
Art. 5		Article 5

Aktienbuch und Anerkennung der Aktionäre	Die Namen und Adressen der Aktionäre werden in das Aktienbuch der Gesellschaft eingetragen, unter Angabe der Anzahl und Nummern der ihnen gehörenden Aktien oder Zertifikate.	Shareholder’s Register and shareholders’ admission	Names and addresses of the shareholders shall be entered in the company’s shareholders’ register, under specification of the quantity and numbers of owned shares or certificates.

	Im Verhältnis zur Gesellschaft wird als Aktionär oder als Nutzniesser nur anerkannt, wer im Aktienbuch eingetragen ist.		Towards the company only who is entered in the shareholders’ register shall be deemed to be a shareholder or usufructuary.

	Die Eintragung in das Aktienbuch setzt den Ausweis über den Erwerb der Aktie zu Eigentum oder die Begründung einer Nutzniessung voraus.		Entry into the shareholders’ register is subject to the provision of evidence of the acquisition of the shares as owner or usufructuary.
Art. 6		Article 6

Übertragung	Für die Übertragung von Aktien zu Eigentum oder Nutzniessung ist die Zustimmung des Verwaltungsrates erforderlich.	Transfer	The transfer of shares, be it for ownership or usufruct purposes, is in any event subject to the approval by the board of directors.

Series C Investment Agreement	Execution Version Auris Medical AG

Der Verwaltungsrat kann die Zustimmung aus wichtigen Gründen ablehnen. Als wichtige Gründe gelten:	The approval may be refused by the board of directors for important reason. Important reasons shall include in particular the following:

1. Das Fernhalten von Erwerbern, die ein Unternehmen betreiben, das mit der Gesellschaft in Konkurrenz steht, oder die an einem solchen Unternehmen beteiligt, von einem solchen angestellt oder sonst wie dafür tätig sind.	1. Averting acquirers who carry on a business which competes with the company or who are interested in, employed by or otherwise engaged with or by such a business.

2. Die Verhinderung des Verlustes der wirtschaftlichen Selbständigkeit der Gesellschaft, namentlich durch die direkte oder indirekte Beherrschung durch eine andere juristische Person oder durch die Eingliederung in einem Konzern.	2. Avoidance of loss of the company’s commercial independency, namely due to the direct or indirect control by another legal entity or due to the company’s integration in a group of companies.

3. Eine Übertragung im Widerspruch zu einer zwischen sämtlichen Aktionären bestehenden Vereinbarung.	3. Non-compliance with an agreement binding upon all shareholders.

Der Verwaltungsrat kann die Zustimmung ohne Angabe von Gründen verweigern, sofern die Gesellschaft dem Veräusserer der Aktien anbietet, die Aktien für eigene Rechnung, für Rechnung anderer Aktionäre oder für Rechnung Dritter zum wirklichen Wert im Zeitpunkt des Gesuches zu übernehmen.	The board of directors may refuse its approval without stating reasons, if the company has offered to the vendor to purchase the shares on its own account, on other shareholders’ account or on the account of a third party at their real values at the time of the request.

Die Zustimmung kann überdies verweigert werden, wenn der Erwerber nicht ausdrücklich erklärt, dass er die Aktien in eigenem Namen und auf eigene Rechnung erworben hat. Sind die Aktien durch Erbgang, Erbteilung, eheliches Güterrecht oder Zwangsvollstreckung erworben worden, so kann der Verwaltungsrat das Gesuch um Zustimmung nur ablehnen, wenn die Gesellschaft dem Erwerber die Übernahme der Aktien zum wirklichen Wert anbietet.	The approval may furthermore be refused if the acquirer does not explicitly declare that the shares have been purchased in its own name and on its own account. If shares have been acquired by way of inheritance, upon division of an estate, pursuant to the law governing matrimonial property or upon foreclosure, the board of directors may reject the request for registration in the share register only if the company offers to acquire the shares at their real value.

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Art. 7		Article 7

Bezugsrecht	Bei der Erhöhung des Aktienkapitals hat jeder Aktionär Anspruch auf den Teil der neu ausgegebenen Aktien, der seiner bisherigen Beteiligung entspricht, sofern der Beschluss über die Kapitalerhöhung nicht etwas anderes bestimmt.	Subscription rights	In the event of a capital increase, every shareholder is entitled to the proportion of the newly issued shares that corresponds to its existing participation, unless the resolution about the capital increase states anything different.

III ORGANE DER GESELLSCHAFT		III ORGANIZATION

Art. 8		Article 8

Organe	Die Organe der Gesellschaft sind	Corporate Bodies	The corporate bodies are

	i. Die Generalversammlung		i. the shareholders meeting

	ii. Der Verwaltungsrat		ii. the board of directors

	iii. Die Revisionsstelle		iii. the auditors.

I. DIE GENERALVERSAMMLUNG		I. THE SHAREHOLDERS MEETING

Art. 9		Article 9

Einberufung	Die Generalversammlung wird durch den Verwaltungsrat einberufen während für alle Beschlussfassungen, welche ein gemäss Art. 15 Abs. 3 besonderes Quorum benötigen, ein Vertreter des Aktionariats der Aktienkategorie C zustimmen muss, des weiteren nötigenfalls durch die Revisionsstelle, sowie in den vom Gesetz vorgesehenen Fällen einberufen.	Calling of Meetings	Shareholders meetings shall be convened by the board of directors, including the positive vote of one representative of the preferred C shareholders for all decisions that require a specific majority under art. 15 para 3, if need be by the auditors and in the cases provided by law.

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	Die ordentliche Generalversammlung findet alljährlich innerhalb von sechs Monaten nach Abschluss des Geschäftsjahres statt. Ausserordentliche Generalversammlungen werden nach Bedarf einberufen.		The ordinary shareholders meeting shall be held annually within six months after the close of the business year. Extraordinary shareholders meetings shall be called whenever necessary.

	Die Einberufung einer Generalversammlung kann auch von einem oder mehreren Aktionären, die zusammen mindestens 10% des Aktienkapitals vertreten, verlangt werden.		The calling of a meeting of shareholders may also be requested by one or more shareholders whose combined holdings represent at least 10 % of the share capital.

Art. 10		Article 10

Form der Einberufung	Die Einladung zu ordentlichen und ausserordentlichen Generalversammlungen erfolgt spätestens 20 Tage vor dem Versammlungstag schriftlich an die im Aktienbuch eingetragenen Aktionäre, unter Angabe der Verhandlungsgegenstände und der Anträge des Verwaltungsrates sowie gegebenenfalls der Aktionäre, welche die Durchführung der Generalversammlung verlangt haben.	Form of convocation	The invitation convening ordinary or extraordinary general meeting must be made in writing at least 20 days prior to the day of the scheduled meeting to the shareholders entered in the share register, and it shall include the agenda items and the motions of both the board of directors and the shareholders who requested the holding of general meeting or the inclusion of an item on the agenda.

	Die Einladung zur ordentlichen Generalversammlung ist mit der Mitteilung zu verbinden, dass der Geschäftsbericht, der Revisionsbericht sowie das Protokoll der letzten Generalversammlung bei der Gesellschaft zur Einsicht aufliegen, und dass die Aktionäre die Zustellung dieser Dokumente verlangen können.		The invitation to the ordinary shareholders’ meeting shall include that the business report, the auditors’ report as well as the minutes of the last shareholders’ meeting are available to the shareholders at the registered office of the company and that the shareholders may request the delivery of these documents.

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Art. 11		Article 11

Universal-versammlung	Die Eigentümer oder Vertreter sämtlicher Aktien können, falls kein Widerspruch erhoben wird, eine Generalversammlung ohne Einhaltung der für die Einberufung vorgeschriebenen Formvorschriften abhalten. Solange die Eigentümer oder Vertreter sämtlicher Aktien anwesend sind, kann über alle in die Kompetenz der Generalversammlung fallenden Gegenstände gültig verhandelt und Beschluss gefasst werden.	Convening, Universal Meeting	The owners or representatives of all the shares may, if no objection is raised, hold a shareholders meeting without observing the formal requirements for the convening of the shareholders meeting. As long as the owners or representatives of all the shares are present, all subjects falling within the competence of the shareholders meeting may be validly discussed and decided upon at such meeting.
Art. 12		Article 12

Vorsitz	Den Vorsitz in der Generalversammlung führt der Präsident des Verwaltungsrates, bei dessen Verhinderung ein anderes Mitglied des Verwaltungsrates. Der Vorsitzende bezeichnet die Stimmenzähler sowie den Protokollführer.	Chair	The shareholders meeting shall be chaired by the Chairman, or, in his absence, by another member of the board of directors. The Chairman designates the scrutineers as well as a secretary for the minutes.
Art. 13		Article 13

Stimmrecht der Aktionäre und Vertretung	Jede Aktie gibt Anrecht auf eine Stimme in der Generalversammlung.	Shareholders’ voting rights and representation	Each share entitles to one vote.

	Ein Aktionär kann sich gestützt auf eine schriftliche Vollmacht durch einen anderen Aktionär oder eine Drittperson vertreten lassen.		Each shareholder may be represented by another shareholder or a third party authorized by a written power of attorney.

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Art. 14		Article 14

Befugnisse	Der Generalversammlung der Aktionäre stehen folgende unübertragbare Befugnisse zu:	Powers	The shareholders meeting has the following non-transferable powers:

	1. Die Festsetzung und Änderung der Statuten		1. to adopt and amend the Articles of Association;

	2. Die Wahl der Mitglieder des Verwaltungsrates sowie der Revisionsstelle		2. to elect and remove the members of the board of directors and the auditors

	3. Die Genehmigung des Jahresberichts		3. to approve the annual report

	4. Die Genehmigung der Jahresrechnung sowie die Beschlussfassung über die Verwendung des Bilanzgewinns, insbesondere die Festsetzung der Dividende		4. to approve the annual financial statements as well as to pass resolutions regarding the allocation of profits, in particular with regard to dividends

	5. Die Entlastung der Mitglieder des Verwaltungsrates		5. to grant discharge to the members of the board of directors

	6. Die Beschlussfassung über alle anderen, der Generalversammlung durch das Gesetz oder die Statuten vorbehaltenen Gegenstände		6. to pass resolutions regarding all matters reserved to the shareholders meeting by law or

Art. 15		Article 15

Beschlussfassung	Die Generalversammlung fasst ihre Beschlüsse und vollzieht ihre Wahlen, sofern nicht eine zwingende Bestimmung des Gesetzes oder der Statuten etwas anderes bestimmt, mit der absoluten Mehrheit der vertretenen Stimmen.	Resolutions	The shareholders meeting shall pass its resolutions and carry out its elections with an absolute majority of the share votes represented, to the extent that neither the law nor the Articles of Association provide otherwise.

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Kommt bei Wahlen im ersten Wahlgang keine Wahl zustande, so findet ein zweiter Wahlgang statt, in welchem das relative Mehr entscheidet.	For election where no appointment results from the first ballot, a ballot with a relative majority shall take place.

Folgende Beschlüsse der Generalversammlung bedürfen zu ihrer Gültigkeit mindestens zwei Drittel der Stimmen aller Aktienkategorien, seien diese Stimmen anwesend oder vertreten durch einen Stimmrechtsvertreter mindestens zwei Drittel der anwesenden oder durch einen Stimmrechtevertreter vertretenen Stimmen der Vorzugsnamenaktien C und mindestens die Hälfte der anwesenden oder durch einen Stimmrechtsvertreter vertretenen Stimmen der Vorzugsnamenaktien B, wie auch der absoluten Mehrheit der anwesenden oder durch einen Stimmrechtsvertreter vertretenen Aktiennennwerte:	The following resolutions of the shareholders’ meeting require for their validity the approval of shareholders holding at least two-thirds of the outstanding shares in the company being present or represented by proxy, including at least two-thirds of the present or represented votes of the Preferred Shares Category C and at least half of the present or represented votes of the Preferred Shares Category B , as well as the absolute majority of the present or represented nominal values:

1. Die Änderung des Gesellschaftszwecks	1. amendment of the purpose of the company

2. Einführung oder Aufhebung von Vorzugsaktien oder die Änderung von Vorzugsrechten solcher Aktien	2. creation or cancellation of shares with preference rights or amendment of rights attached to such shares

3. Die Aufhebung oder Änderung der Beschränkungen der Übertragbarkeit von Namenaktien	3. cancellation or amendment of restricting the transfer of registered shares

4. Eine genehmigte oder bedingte Kapitalerhöhung	4. creation of an authorised or conditional share capital

5. Die Kapitalerhöhung aus Eigenkapital, gegen Sacheinlage oder zwecks Sachübernahme und die Gewährung von besonderen Vorteilen	5. increase the share capital by incorporation of reserves, by contributions in kind or for the purpose of acquiring specific assets and granting specific advantages

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6. Das Eingehen von Schulden oder Verbindlichkeiten über den Gesamtwert von CHF 3’000’000 hinaus	6. incurring debt of more than CHF 3’000’000 in aggregate at any time outstanding

7. Die Einschränkung oder Aufhebung des Bezugsrechtes	7. limitation or suppression of shareholder’s pre-emptive rights;

8. Die Verlegung des Sitzes der Gesellschaft (davon ausgenommen sind Domiziländerungen innerhalb der Sitzgemeinde, die vom Verwaltungsrat beschlossen werden können)	8. change of the company’s registered business seat or domicile (changes of the company’s domicile within the registered business seat are excluded from this rule and may be resolved by the board of directors)

9. Die Veräusserung oder Übertragung aller oder eines substantiellen Teils der Aktiven der Gesellschaft oder die Gewährung von Optionen auf einen solchen Erwerb, sei es in einem oder mehreren Rechtsgeschäften.	9. sale or transfer of all or substantially all the company’s assets or the granting of any option to to the foregoing, in one or a series of transactions

10. Die Fusion, Zusammenlegung oder Spaltung der Gesellschaft und die Vornahme von Transaktionen, welche eine Auswirkung auf die Zuordnung der Stimmrechte unter den Aktionären hätten	10. merging, consolidating or splitting the company and effecting any transaction or granting any right to effect any transaction or series of transactions wich would affect the allocation of voting rights among the shareholders

11. Die Wahl und Abwahl der Revisionsstelle	11. appointment and removal of the auditors

12. Die Veränderung der Anzahl von Verwaltungsräten	12. change of numbers of directors

13. Die Auszahlung von Dividenden oder der Rückkauf von Aktien.	13. voting or paying a dividend or buying back any shares

14. Die Auflösung der Gesellschaft mit oder ohne Liquidation	14. dissolving or liquidating the company

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Art. 16		Article 16

Protokoll	Ober die Generalversammlung wird ein Protokoll geführt, welches vom Vorsitzenden und vom Protokollführer zu unterzeichnen ist und damit als genehmigt gilt.	Resolutions	Minutes shall be kept at the shareholders meeting and shall be signed by the Chairman and by the Secretary so as to be validly approved.

II. DER VERWALTUNGSRAT		II. THE BOARD OF DIRECTORS

Art. 17		Article 17

Zusammensetzung und Amtsdauer	Der Verwaltungsrat besteht aus einem oder mehreren Mitgliedern.	Composition and term	The board of directors shall consist of one or more members.

	Die Mitglieder des Verwaltungsrates werden jeweils auf die Amtsdauer von einem Geschäftsjahr gewählt. Die während einer Amtsdauer neu gewählten Mitglieder sind für den Rest der laufenden Amtsperiode gewählt. Wiederwahl ist möglich.		The members of the board of directors shall be elected for a term office of one year. The members elected during a term are elected for the rest of this term. Re-election is possible.

Die Vorzugsaktionäre Kategorie C haben Anspruch auf maximal zwei Vertreter im Verwaltungsrat. Die Vorzugsaktionäre Kategorie B haben Anspruch auf maximal zwei Vertreter im Verwaltungsrat. Die Vorzugsaktionäre Kategorie A haben Anspruch auf maximal einen Vertreter im Verwaltungsrat. Die gleiche Person kann von Vorzugsaktionären der Kategorie A, der Kategorie B und der Kategorie C bezeichnet werden. Die Vertreter der Vorzugsaktien C werden von den Vorzugsaktionären C zur Wahl vorgeschlagen. Die Vertreter der Vorzugsaktien B werden von den Vorzugsaktionären B zur Wahl

The preferred C shareholders are entitled to two representatives on the board of directors. The preferred B shareholders are entitled to a maximum of two representatives on the board of directors. The preferred A shareholders are entitled to a maximum of one representative on the board of directors. The same person can be designated the preferred A shareholders, the preferred B shareholders and the preferred C shareholders. The representatives

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vorgeschlagen. Ein zusätzlicher Vertreter soll von den Vorzugsaktionären der Vorzugsaktien A, B und C gemeinsam vorgeschlagen werden, und zwar mit der Zustimmung von mindestens zwei Drittel der Vorzugsaktionäre C, mindestens 50% der Vorzugsaktionäre der Vorzugsaktie B und der absoluten Mehrheit des Aktienkapitals. Die Vorzugsaktionäre können auf Antrag ihre Vertreter in getrennten Versammlungen bezeichnen. Auf diese Versammlungen sind die Bestimmungen Ober die Generalversammlung sinngemäss anwendbar.

of the preferred C shares shall be proposed by the preferred C shareholders. The representatives of the preferred B shares shall be proposed by the preferred B shareholders. An additional representative shall be designated, jointly, by the preferred A shareholders, the preferred B shareholders and the preferred C shareholders, with the consent of at least two thirds of the preferred C shareholders, of B shareholders holding at least 50% of the preferred B shares and the absolute majority of the share capital. Upon requests of their representatives, the preferred shareholders can call in separate meetings, to which the rules applicable to the shareholders meeting shall apply analogously.

Art. 18		Article 18

Konstituierung	Der Verwaltungsrat konstituiert sich selbst. Er bezeichnet seinen Präsidenten, einen Vizepräsidenten sowie einen Sekretär, der weder Aktionär sein noch dem Verwaltungsrat angehören muss.	Constitution	The board of directors shall constitute itself. It shall further appoint its chairman, its vice-chairman and a secretary, who needs not be a shareholder or a member of the board of directors.

Art.19		Article 19

Einberufung	Der Verwaltungsrat versammelt sich auf Einladung des Präsidenten, oder bei dessen Verhinderung, des Vizepräsidenten, so oft es die Geschäfte erfordern, jedoch mindestens einmal im Jahr. Jedes Mitglied des Verwaltungsrates kann jederzeit schriftlich und unter Angabe der Gründe vom Präsidenten die unverzügliche Einberufung einer Sitzung verlangen.	Calling of Meetings	Meetings of the board of directors shall be called by its chairman or, in his absence, by its vice-chairman as often as business requires but at least once a year. Each member of the board of directors may at any time ask in writing the chairman, by stating the reasons, to convene immediately a meeting of the board of directors.

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Art. 20		Article 20

Beschlüsse	Der Verwaltungsrat ist beschlussfähig, wenn die Mehrheit seiner Mitglieder anwesend ist. Dieses Beschlussfassungsquorum ist nicht erforderlich für Beschlüsse, die ausschliesslich Feststellungen und Statutenänderungen im Zusammenhang mit einer Kapitalerhöhung betreffen.	Resolutions	The board of directors shall have a quorum when the majority of its members is present. This quorum requirement shall not apply to resolutions exclusively concerning statements and amendments to the Articles of Association in connection with an increase of the share capital.

	Der Verwaltungsrat fasst seine Beschlüsse und vollzieht seine Wahlen mit der Mehrheit der abgegebenen Stimmen, Der Vorsitzende stimmt mit. Bei Stimmengleichheit steht dem Vorsitzenden der Stichentscheid zu.		The board of directors shall pass its resolutions with a majority of the votes. The Chairman shall vote. In the event of tie votes. The Chairman shall have a casting vote.

	Folgende Beschlüsse bedürfen der Zustimmung von mindestens 4 Verwaltungsräten, von denen wenigstens zwei von den Vorzugsaktionären der Vorzugsaktien B oder C bestimmt wurden (einschliesslich eines Vertreters der Vorzugsaktionäre der Vorzugsaktie C):		The following decisions shall require the approval of at least four (4) directors, at least two of whom are representatives designated by the preferred B or C shareholders (including a representative of the preferred C shareholders):

	1. Die Entwicklung neuer Produkte (in Abweichung von denjenigen Produkte, welche im Business-Plan genannt sind);		1. developing new products (other than the products described in the company’s business plan);

	2. Die Genehmigung des Business-Plans der Gesellschaft;		2. approving the Company’s business plan;

	3. Die Ernennung und Abwahl des Geschäftsführers ohne wesentliche Begründung;		3. appointing or removing the managing director without important reasons;

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	4. Zahlungen zugunsten und Verträge mit Aktionären, deren Partner oder Angestellten oder Berater der Aktionäre oder deren Partner, es sei denn, solche Zahlungen oder Vertragsabschlüsse halten dem Drittvergleich (arm’s length terms) stand.		4. payments to and agreements with shareholders, their affiliates or employees or consultants of shareholders or their affiliates except when such payments or agreements are made at arm’s length terms;

	5. Die Einberufung einer Generalversammlung, welche ein Quorum gemäss Art. 15 Abs. 3 dieser Statuten voraussetzt.		5. convening a shareholders’ meeting requiring specific majorities as provided for under article 15 para 3 of these Articles of Association.

	Beschlüsse können auch auf dem Wege der schriftlichen Zustimmung (Brief, Telefax oder andere schriftliche Form) zu einem gestellten Antrag gefasst werden (Zirkulationsbeschlüsse), sofern nicht ein Mitglied die mündliche Beratung verlangt.		Board resolutions can be passed by way of written consent (letter, facsimile or any other written form) to a motion (circular resolution), provided that a member does not require an oral discussion.

Art. 21		Article 21

Protokoll	Über Verhandlungen, Beschlüsse und Wahlen wird ein Protokoll geführt, dass vom Vorsitzenden und vom Sekretär zu unterzeichnen ist. Zirkulationsbeschlüsse sind in das Protokoll der nächsten Sitzung des Verwaltungsrates aufzunehmen.	Resolutions	Minutes of the deliberations and resolutions of the board of directors shall be kept and signed by the Chairman and the Secretary. Circular resolutions shall be included in the minutes of the next meeting of the board of directors.

	Die Protokolle sind nachträglich vom Verwaltungsrat zu genehmigen.		The minutes are to be subsequently approved by the board of directors.

Art. 22		Article 22

Aufgaben	In die Zuständigkeit des Verwaltungsrates fallen alle Angelegenheiten, welche nicht nach Gesetz oder Statuten einem anderen Organ übertragen oder vorbehalten sind.	Tasks	All matters that are not transferred or delegated by law or these Articles of Association to another corporate body fall within the competence of the board of directors.

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Art. 23		Article 23

Unübertragbare Aufgaben	Der Verwaltungsrat hat folgende unübertragbare und unentziehbare Aufgaben:	Non-transfereable and irrevocable tasks	The board of directors has the following non-transferable and irrevocable tasks:

	1. Die Oberleitung der Gesellschaft und die Erteilung der nötigen Weisungen;		1. overall management of the company and issue the necessary directives;

	2. Die Festlegung der Organisation;		2. determining the organisation;

	3. Die Ausgestaltung des Rechnungswesens, der Finanzkontrolle sowie der Finanzplanung, sofern diese für die Führung der Gesellschaft notwendig ist;		3. organizing the accounting, the financial control, as well as the financial planning, as long as it is necessary to the company;

	4. Die Ernennung und Abberufung der mit der Geschäftsführung und der Vertretung betrauten Personen;		4. appointment and removal of the persons entrusted with the management and representation of the company;

	5. Die Oberaufsicht über die mit der Geschäftsführung betrauten Personen, namentlich im Hinblick auf die Befolgung der Gesetze, Statuten, Reglemente und Weisungen;		5. ultimate supervision of the persons entrusted with the management, in particular with respect to compliance with the law, Articles of Association, regulations and directives;

	6. Die Erstellung des Geschäftsberichtes sowie die Vorbereitung der Generalversammlung und die Ausführung ihrer Beschlüsse; und		6. preparation of the annual report, as well as the shareholders meeting and implementation of its resolutions; and

	7. Die Benachrichtigung des Richters im Falle der Überschuldung.		7. informing the judge in the event of overindebtness.

	Der Verwaltungsrat kann die Vorbereitung und die Ausführung seiner Beschlüsse oder die Überwachung von Geschäften Ausschüssen oder einzelnen Mitgliedern zuweisen. Er hat für eine angemessene Berichterstattung an seine Mitglieder zu sorgen.		The board of directors may delegate the preparation and execution of its decisions or the supervision of business to committees or individual members. It has to ensure adequate reporting to its members.

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Art. 24		Article 24

Übertragung von Aufgaben	Der Verwaltungsrat ist unter dem Vorbehalt seiner unübertragbaren und unentziehbaren Aufgaben berechtigt, die Geschäftsführung nach Massgabe eines Organisationsreglementes ganz oder zum Teil an einzelne Mitglieder oder an Dritte zu übertragen.	Delegation of tasks	Subject to non-transferable and irrevocable tasks, the board of directors may delegate, in part or wholly, the management to individual members or to third parties in accordance with the Organisational Rules.

III. DIE REVISIONSSTELLE		III. THE AUDITORS

Art. 25		Article 25

Wahl und Amtsdauer / Verzicht	Die Generalversammlung wählt jeweils für eine Amtsdauer von einem Jahr als Revisionsstelle einen oder mehrere Revisoren. Die Revisoren haben den gesetzlichen Anforderungen bezüglich Befähigung und Unabhängigkeit zu entsprechen.	Election and term / waiver	The shareholders meeting shall elect one or more auditors for a one year term. The auditors have to comply with the statutory requirements for qualification and independence.

IV. JAHRESRECHNUNG UND GEWINNVERTEILUNG		IV. ANNUAL ACCOUNTS AND PROFIT DISTRIBUTION

Art. 26		Article 26

Jahresrechnung	Die Jahresrechnung wird jährlich abgeschlossen. Der Verwaltungsrat legt das Geschäftsjahr fest.	Annual accounts	The annual accounts shall be established annually. The board of directors establish the fiscal year.

Art. 27		Article 27

Verwendung des Reingewinns	Vom Reingewinn sind 5% der allgemeinen Reserve zuzuweisen, bis diese die Höhe von 20% des einbezahlten Aktienkapitals erreicht hat. Der Rest des verbleibenden Reingewinns sowie ein allfälliger Gewinnvortrag aus früheren Jahren stehen unter dem Vorbehalt der zwingenden gesetzlichen Bestimmungen zur freien Verfügung der Generalversammlung.	Use of net profit	5% of the net profit shall be allocated to the general reserve until it has reached the level of 20% of the paid-up share capital. The rest of the remaining net income and any profit carried forward from previous years are subject to the mandatory statutory provisions for the disposal of the shareholders meeting.

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V. WEITERE BESTIMMUNGEN		V. FURTHER DISPOSITIONS

Art. 28		Article 28

Auflösung und Liquidation	Die Generalversammlung kann die Auflösung und Liquidation der Gesellschaft beschliessen.	Dissolution and liquidation	The shareholders meeting may resolve the dissolution and liquidation of the company.

	Die Liquidation wird durch den Verwaltungsrat durchgeführt, sofern die Generalversammlung nichts anderes beschliesst. Im übrigen gelten für die Auflösung und Liquidation die gesetzlichen Bestimmungen.		The liquidation shall be carried out by the board of directors unless otherwise resolved by the shareholders meeting. For the rest, statutory provisions shall apply to the dissolution and liquidation.

Art. 28a		Article 28a

Liquidationsvorzug	Nach erfolgter Tilgung der Schulden wird das Vermögen der Gesellschaft unter den Aktionären wie folgt verteilt:	Liquidation preference	Upon discharge of the debts, the company’s assets shall be distributed among the shareholders as follows:

	1. den einbezahlten Ausgabepreis an diejenigen Aktionäre, die Vorzugsaktien der Kategorie C halten, bis zu einem maximalen Gesamtbetrag von CHF 47’124’000 (Franken siebenundvierzig Millionen einhundertzwanzigtausend); bei Nichterreichen des Gesamtbetrags wird die Auszahlung im Verhältnis des einbezahlten Ausgabepreises reduziert; danach		1. the share issue price paid for Preferred Shares Category C by holders of such shares, up to a maximum amount of CHF 47’124’000 (forty seven million one hundred twenty-four thousand Swiss francs); if the total sum is not available, assets will be distributed in proportion to the amount paid in by each shareholder; and then

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	2. den einbezahlten Ausgabepreis an diejenigen Aktionäre, die Vorzugsaktien der Kategorie B halten, bis zu einem maximalen Gesamtbetrag von CHF 20’000’000 (Franken zwanzig Millionen); bei Nichterreichen des Gesamtbetrags wird die Auszahlung im Verhältnis des einbezahlten Ausgabepreises reduziert; danach		2. the share issue price paid for Preferred Shares Category B by holders of such shares, up to a maximum amount of CHF 20’000’000 (twenty million Swiss francs); if the total sum is not available, assets will be distributed in proportion to the amount paid in by each shareholder; and then

	3. den einbezahlten Ausgabepreis an diejenigen Aktionäre, die Vorzusgaktien der Kategorie A halten, bis zu einem maximalen Gesamtbetrag von CHF 5’872’345 (Franken fünf Millionen achthundertzweiundsiebzigtausenddreihundertfünfundvierzig); bei Nichterreichen des Gesamtbetrags wird die Auszahlung im Verhältnis des einbezahlten Ausgabepreises reduziert; danach		3. the share issue price paid for Preferred Shares Category A by holders of such shares, up to a maximum amount of CHF 5’872’345 (five million eight hundred and seventy-two thousand three hundred and forty-five Swiss francs); if the total sum is not available, assets will be distributed in proportion to the amount paid in by each shareholder; and then

	4. den Betrag von CHF 232’320 (Franken zweihundertzweiunddreissigtausenddreihundertzwanzig) an die Stammaktionäre; bei Nichterreichen des Gesamtbetrags wird die Auszahlung im Verhältnis der gehaltenen Nennwerte reduziert; danach gemäss Anteil am Aktienkapital an alle Aktionäre.		4. the amount of CHF 232’320 (two hundred thirty-two thousand three hundred and twenty Swiss francs) to all holders of Common Shares; and then to all shareholders in proportion to their shareholding in the company.

Art. 28b		Article 28b

Veräusserungsvorzug	Im Falle eines Freihandverkaufs, einer Fusion, eines Verkaufs, einer Übertragung oder einer sonstigen Verfügung über alle oder wesentliche Teile des Vermögens der Gesellschaft, oder im Falle einer Transaktion, welche die Übertragung von mehr als 50% der Stimmrechte zur Folge hat, sofern der Erlös einer Vorzugsaktie C beim Verfügungsgeschäft eines oben genannten Falles nicht mindestens das 2.5-Fache des vom Vorzugsaktionär C bezahlten Ausgabebetrages erreicht , sollen für die Verteilung der Einkünfte an die Aktionäre die nachfolgende Veräusserungsvorzüge gelten:	Exit Preference	In the event of a trade sale, merger or consolidation, sale, lease, transfer or other disposition of all or substantially all of the assets of the company or transaction in which 50% or more of the voting power of the company is transferred, where the per share cash return for Preferred Shares Category C at the closing of such event does not amount to at least 2.5 times the per share price paid by the preferred C shareholders for the Preferred Shares Category C, the proceeds available for distribution to the company’s shareholders, shall be allocated to the shareholders in the following order of precedence:

Series C Investment Agreement	Execution Version Auris Medical AG

(a) Vor allen Aktionären sollen zuerst die Inhaber von Vorzugsaktien C den Betrag ihrer Investition, und nicht mehr, erhalten und zwar bis zum Betrag in Höhe von CHF 47’124’000. Sollten die zur Verteilung zur Verfügung stehenden Einkünfte der Gesellschaft nicht ausreichen um entsprechende Zahlungen vollständig an die Vorzugsaktionäre der Vorzugsaktie C zu leisten, sollen die Einkünfte im Verhältnis zu den Investitionen in Vorzugsaktien C an die Vorzugsaktionäre C verteilt werden; und	(a) First to the holders of Preferred Shares Category C then outstanding in the amount corresponding to the value of their investment and no more, up to a total amount of CHF 47’124’000, before any amount shall be paid to the holders of other shares. If the proceeds of the company available for distribution to its shareholders shall be insufficient to permit such payment in full to the holders of Preferred Shares Category C, then the proceeds of the company available for distribution to its shareholders shall be distributed among the holders of Preferred Shares Category C in proportion to their investment in respect of such C shares; and

(b) Danach sollen die Inhaber von Vorzugsaktien B, Vorzugsaktien A und Stammaktien den Betrag im Wert ihrer Investition, und nicht mehr, erhalten und zwar bis zum Betrag in Höhe von CHF 27’000’000 und im Verhältnis ihrer Beteiligung am Aktienkapital der Gesellschaft. Sollten die zur Verteilung zur Verfügung stehenden Einkünfte nicht ausreichen um entsprechende Zahlungen vollständig an die Inhaber von Vorzugsaktien B, Vorzugsaktien A und Stammaktien zu leisten, sollen die Einkünfte unter den Inhaber von Vorzugsaktien B, Vorzugsaktien A und Stammaktien im Verhältnis zur Beteiligung am Aktienkapital verteilt werden, und	(b) Then to the holders of B Shares, A Shares and common shares then outstanding in the amount corresponding to the value of their investment and no more, up to a total amount of CHF 27’000’000, to be distributed among them in proportion to their shareholding in the company, before any amount shall be paid to the holders of other Shares. If the proceeds available for distribution to the shareholders shall be insufficient to permit such payment in full to the holders of B Shares, A Shares and common shares, then the proceeds available for distribution shall be distributed among the holders of B Shares, A Shares and common shares in proportion to their shareholding in the company; and

Series C Investment Agreement	Execution Version Auris Medical AG

	(c) danach sollen die noch verbleibenden Einkünfte an alle Aktionäre im Verhältnis zu ihren Beteiligungen an der Gesellschaft verteilt werden.		(c) Thereafter, the remaining proceeds shall be paid to all of the shareholders in proportion to their shareholding in the company.

Art. 29		Article 29

Publikationsorgan	Publikationsorgan für Bekanntmachungen der Gesellschaft ist das Schweizerische Handelsamtsblatt. Der Verwaltungsrat ist ermächtigt, weitere Publikationsorgane zu bezeichnen.	Publications media	Publications for the company shall be made in the Swiss Official Gazette of Commerce. The board of directors is authorised to designate additional publication media.

	Mitteilungen an die Aktionäre können ausserdem brieflich an die im Aktienbuch eingetragenen Aktionäre erfolgen.		Notices to shareholders can also be made by letter to the shareholders recorded in the share register.

VI. URSPRACHE		VI. ORIGINAL LANGUAGE

Art. 30		Article 30

Ursprache	Im Falle von Abweichungen zwischen der deutschen und englischen Version dieser Statuten hat die deutsche Fassung Vorrang.	Original language	In the event of discrepancies between the German and English version of these Articles of Association, the German text shall prevail.

Basel, den 5. April 2013 / 5 April 2013

Series C Investment Agreement	Execution Version Auris Medical AG

ZEICHNUNGSSCHEIN

Commitment Form

Sofinnova Capital VII FCPR

zeichnet bedingungslos and unwiderruflich 90’910 Namenaktien (Kategorie C) der Auris Medical AG, Basel, von je CHF 10.— Nennwert zum Ausgabepreis von je CHF 132.—. Die/Der Unterzeichnende verpflichtet sich, 100 % des gesamten Ausgabepreises der gezeichneten Aktien zu liberieren durch Barzahlung bis spatestens 5. April 2013 des Nominalwerts (Betrag CHF 909’100):

•	auf Kto. xxx-xxxxxx.xxx (xxxx xxxx xxxx xxxx xxxx xxxx x) bei der UBS in Basel des Agio (Betrag CHF 11’091’020):

•	auf CHF-Kto. xxx-xxxxxxxx.x (xxxx xxxx xxxx xxxx xxxx xxxx x) bei der UBS Bern (BIC: xxxxxxxxxxx); oder

•	den entsprechenden Betrag in US-Dollar auf USD-Kto.xxx-xxxxxxxx.x (xxxx xxxx xxxx xxxx xxxx xxxx x) bei der UBS Bern (BIC: xxxxxxxxxxx); oder

•	den entsprechenden Euro Betrag auf EUR-Kto. xxx-xxxxxxxx.x (xxxx xxxx xxxx xxxx xxxx xxxx x) bei der UBS in Bern (BIC: xxxxxxxxxxx).

herewith subscribes, unconditionally and irrevocably, for 90,910 registered shares (C-Shares) of Auris Medical AG, Basel, with a par value of CHF 10.— each and an issuance price of CHF 132.—each. The undersigned hereby commits to pay 100 % of the total issuance price of the subscribed shares by contribution in cash by April 5, 2013 at the latest for the nominal value of the shares (amount of CHF 909,100):

•	into bank account no. xxx-xxxxxx.xxx (xxxx xxxx xxxx xxxx xxxx xxxx x) with UBS Basle for the due amount of the share-premium — Agio (amount of CHF 11,091,020)

•	into CHF bank account no. xxx-xxxxxxxx.x (xxxx xxxx xxxx xxxx xxxx xxxx x) with UBS Berne(BIC:• xxxxxxxxxxx); or

•	the equivalent value in US-Dollar into USD bank account no. xxx-xxxxxxxx.x (xxxx xxxx xxxx xxxx xxxx xxxx x) with UBS Berne (BIC: xxxxxxxxxxx); or

•	the equivalent va fe in Euro into EUR bank account xxx-xxxxxxxx.x (xxxx xxxx xxxx xxxx xxxx xxxx x) ‘th UB. Berne (BIC: xxxxxxxxxxA).

Place, date:

/S/ ANTOINE PAPIERNIK
Antoine Papiernik for Sofinnova Capital VII FCPR

Series C Investment Agreement	Execution Version Auris Medical AG

ZEICHNUNGSSCHEIN

Commitment Form

Sofinnova Venture Partners VIII, L.P.

zeichnet bedingungslos and unwiderruflich 94’545 Namenaktien (Kategorie C) der Auris Medical AG, Basel, von je CHF 10.— Nennwert zum Ausgabepreis von je CHF 132.—. Die/Der Unterzeichnende verpflichtet rich, 100 % des gesamten Ausgabepreises der gezeichneten Aktien zu liberieren durch Barzahlung bis spatestens 5. April 2013 des Nominalwerts (Betrag CHF 945’450):

•	auf Kto. xxx-xxxxxx.xxx (xxxx xxxx xxxx xxxx xxxx xxxxx) bei der UBS in Basel des Agio (Betrag CHF 11’534’490):

•	auf CHF-Kto. xxx-xxxxxxxx.x (xxxx xxxx xxxx xxxx xxxx xxxxx) bei der UBS Bern (BIC: xxxxxxx xxxx); oder

•	den entsprechenden Betrag in US-Dollar auf USD-Kto. xxx-xxxxxxxx.x (xxxx xxxx xxxx xxxx xxxx x) bei der UBS Bern (BIC: xxxxxxxxxxx); oder

•	den entsprechenden Euro Betrag auf EUR-Kto. xxx-xxxxxxxx.x (xxxx xxxx xxxx xxxx xxxx x) bei der UBS in Bern (BIC: xxxxxxxxxxx).

herewith subscribes, unconditionally and irrevocably, for 94,545 registered shares (C-Shares) of Auris Medical AG, Basel, with a par value of CHF 10.— each and an issuance price of CHF 132.— each. The undersigned hereby commits to pay 100 % of the total issuance price of the subscribed shares by contribution in cash by April 5, 2013 at the latest for the nominal value of the shares (amount of CHF 945,450):

•	into bank account no. xxx-xxxxxx.xxx (xxxx xxxx xxxx xxxx xxxx xxxxx) with UBS Basle for the due amount of the share premium — Agio (amount of CHF 11,534,490)

•	into CHF bank account no. xxx-xxxxxxxx.x (xxxx xxxx xxxx xxxx xxxx xxxxx) with UBS Berne (BIC: xxxxxxxxxxx); or

•	the equivalent value in US-Dollar into USD bank account no. xxx-xxxxxxxx.x (xxxx xxxx xxxx xxxx xxxx xxxxx) with UBS Berne (BIC.• xxxxxxxxxxx); or

•	the equivalent value in Euro into EUR bank account xxx-xxxxxxxx.x (xxxx xxxx xxxx xxxx xxxx xxxxx) with UBS Berne (BIC: xxxxxxxxxxx).

Place, date:

/s/ Jim Healy
Jim Healy for Sofinnova Venture Partners VIII L.P.

Escrow Agreement	Execution Version

Escrow Agreement

On this 5th day of April 2013, the following Escrow Agreement, restating and amending the Escrow Agreement dated 13 December 2007 with regard to clause 4.7., has been entered into by and among

Thomas Meyer

Birkenweg 6

CH-4528 Zuchwil

IDinvest

117, Avenue des Champs-Elysées

FR-75008 Paris

Balfidor Fondsleitung AG

c/o Adamant Biomedical Investments AG

Freischützgasse 3

CH-8004 Zürich

Phonak AG

Laubisrütistrasse 28

CH-8712 Stäfa

Daniel Gutenberg

Inselweg 28

CH-8640 Hurden

Gerhard Jansen

Quellenrain 15

CH-3063 Ittigen

Martin Oberholzer

Rohnenrainweg 4

CH-8835 Feusisberg

Oliver Walker

Pestalozzistrasse 5

CH-5000 Aarau

Escrow Agreement	Execution Version

Heinz Winzeler

Klotenerstrasse 13

CH-8304 Wallisellen

Sofinnova Venture Partners VIII, L.P.

2800 Sand Hill Road, Suite 150

Menlo Park, CA 94025

USA

Sofinnova Capital VII FCPR

c/o Sofinnova Partners

17, rue de Surène

FR-75008 Paris

Auris Medical AG

Falknerstrasse 4

CH-4001 Basel

and

ante treuhand ag

Hauptstrasse 16

CH-3186 Düdingen

(„Escrow Agent”)

WHEREAS:

(A)	Auris Medical AG is a Swiss company with registered office at Falknerstrasse 4, 4001 Basel, Switzerland (Company).

(B)	The shareholders of the Company (Shareholders) have entered into a shareholders agreement on or about the date of this agreement (the Shareholders Agreement).

(C)	It is the Shareholders’ intention that all present and future shares in the Company shall be deposited with the Escrow Agent, who shall only dispose of them upon unanimous written instructions duly signed by all shareholders or upon presentation of a final and binding decision or arbitral award of either an ordinary court or an arbitration court, as the case may be.

NOW, THEREFORE, the Parties have come to the following agreement:

1.	Appointment of the Escrow Agent

1.1.	Appointment

The Shareholders hereby appoint the Escrow Agent as escrow agent according to the terms and conditions of this Escrow Agreement. The Escrow Agent herewith declares that he assumes all rights and duties as escrow agent according to the terms and conditions of this Escrow Agreement.

Escrow Agreement	Execution Version

1.2.	Fee

For his services under this Escrow Agreement, the Escrow Agent shall be entitled to:

(a)	an annual fee (the Annual Fee) for every full year from the date of this Escrow Agreement until its termination (for which purpose each year shall start on the day and month corresponding to the date of this Escrow Agreement). The Annual Fee shall be CHF 500, plus VAT. Annual Fees shall be due in advance, at the beginning of each year. If the Shares are deposited with the Escrow Agent for a period of less than an entire year, the fee shall be due pro rata temporis; and

(b)	time fees based on the time spent by the Escrow Agent or any partner, employee or advisor of the Escrow Agent in the preparation, negotiation and performance of this Escrow Agreement (Time Fees). The rate charged per hour in respect of Time Fees shall be CHF 200, to be amended from time to time in accordance with reasonable standard hourly rates of the Escrow Agent. Time Fees, plus any VAT due thereon, will be invoiced by the Escrow Agent at least once a year and due for payment within 30 (thirty) calendar days of the date of the invoice.

1.3.	Release from Liabilities

The Shareholders hereby release the Escrow Agent from any and all liabilities incurred in connection with the due performance of his duties under this Escrow Agreement except for liabilities resulting from the Escrow Agent’s wilful misconduct or gross negligence. This release does not apply to breaches of clause 2.1 of this Escrow Agreement.

2.	Duties of the Escrow Agent

2.1.	Custody Standard

(a)	The Escrow Agent shall hold the Shares in safe custody and shall not sell, pledge or otherwise encumber the Shares.

(b)	The Escrow Agent shall ensure that the Shares are released pursuant to clause 2.4 only.

2.2.	Deposit of the Shares

Immediately upon receipt thereof, the Escrow Agent shall deposit the Shares in a safe and secure place. The Escrow Agent shall confirm receipt of the Shares to the Shareholders in writing.

2.3.	Rights and Obligations in the Shares

During the term of this Escrow Agreement, the Shareholders’ voting rights and all other rights and obligations deriving from the ownership of the Shares, except those limited by the terms of this Escrow Agreement, will remain with the Shareholders. Dividends and other payments related to the Shares, if any, are to be paid directly to the Shareholders.

2.4.	Release of the Shares

The Escrow Agent shall not release, deliver or otherwise transfer any of the Shares to any of the Shareholders or to any other person unless:

(i)	the Escrow Agent has received joint written instructions from the Shareholders, or

Escrow Agreement	Execution Version

(ii)	in accordance with a final and enforceable order or award of a court or arbitration tribunal of competent jurisdiction, or

(iii)	the Shareholders Agreement expires or is terminated with effect for all Shareholders.

Upon receipt of written instructions or a final and enforceable order or award, the Escrow Agent shall be obliged to deliver the Shares designated in accordance with such instructions, order or award.

The Escrow Agent may give the Shares into the temporary custody of the Company’s corporate counsel, against written receipt and on written instruction from the board of directors of the Company only.

3.	Term and Termination

3.1.	Term

This Escrow Agreement shall continue in force for an indefinite period of time, unless terminated pursuant to clause 3.2.

3.2.	Termination by the Shareholders

This Escrow Agreement may be terminated by the joint written consent of all of the Shareholders upon 10 (ten) business days’ notice at any time.

This Escrow Agreement will be terminated automatically on delivery of all Shares by the Escrow Agent pursuant to clause 2.4.

3.3.	Termination by the Escrow Agent

The Escrow Agent shall be entitled to terminate his appointment under this Escrow Agreement pursuant to Article 476 CO. In case of an early termination by the Escrow Agent, the Escrow Agent shall request the Board of Directors to name another Escrow Agent within thirty (30) days. If a substitute escrow agent is appointed, the Escrow Agent shall transfer the Shares to the substitute escrow agent in accordance with the instruction of the Board of Directors. If the Board of Directors does not name a substitute escrow agent or if the named substitute escrow agent is unable or unwilling to act as Escrow Agent, the Escrow Agent shall be entitled to deposit the Shares with the Court of First Instance of the District of Zurich (Bezirksgericht Zürich 1). The costs of such deposition shall be borne by the Shareholders.

3.4.	Default of the Escrow Agent

In case of death or incapacity to act of the Escrow Agent, the Board of Directors will name another Escrow Agent within thirty (30) days. If the Board of Directors does not name a substitute escrow agent or if the named substitute escrow agent is unable or unwilling to act as Escrow Agent, the Shares shall be deposited with the Court of First Instance of the District of Zurich (Bezirksgericht Zürich 1). The costs of such deposition shall be borne by the Shareholders.

Escrow Agreement	Execution Version

4.	General Provisions

4.1.	Scope of this Escrow Agreement

This Escrow Agreement shall be binding in respect of all of the shares in the Company that the Shareholders own, whether issued on the date of this Escrow Agreement or thereafter, and that are deposited with the Escrow Agent.

4.2.	Future Shareholders

The parties agree that any person becoming a shareholder in the Company and having agreed in writing to be bound by this Escrow Agreement shall, by virtue thereof, become a party to, and shall be deemed a Shareholder under, this Escrow Agreement.

4.3.	Effect on Third Parties

No person other than the parties hereto shall have any rights or benefits under this Escrow Agreement, and nothing in this Escrow Agreement is intended to confer on any person other than the parties hereto any rights, benefits or remedies.

4.4.	Notices

(a)	Any notice, request or instruction deemed by any Party to be necessary or desirable to be given to the other Parties, shall be in writing and shall be sent by registered mail or courier to the address first set forth above.

(b)	Each Party may at any time change its address by giving notice to the other Parties in the manner described in clause 4.4 (a).

4.5.	Entire Agreement

This Escrow Agreement, including any other documents referred to herein, constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof, and shall supersede all prior oral and written agreements or understandings of the Parties relating hereto.

4.6.	Amendments and Waivers

Except as explicitly provided for in this Escrow Agreement, this Escrow Agreement may only be modified or amended by a document signed by all Parties. Any provision contained in this Escrow Agreement may only be waived by a document signed by the Party waiving such provision.

4.7.	Assignment

Except as explicitly provided for in this Escrow Agreement, this Escrow Agreement and the rights and liabilities arising hereunder may not be transferred to third parties except with the prior written consent of the other Parties to this Escrow Agreement. Any Party (except the Company) may, however, transfer this Escrow Agreement and/or the rights and liabilities arising hereunder in parts or in its entirety to an affiliated company in which it owns at least fifty-one (51) percent of all outstanding shares or voting rights, in which case the approval of the other Parties shall be deemed to have been given. The approval of the other Parties shall also deemed to have been given for transfer to an affiliated company that holds at least fifty-one (51) per cent of all outstanding shares or voting rights of one of the Parties.

Escrow Agreement	Execution Version

4.8.	Severability; Good Faith

Should any part or provision of this Escrow Agreement be held to be invalid or unenforceable by any competent arbitral tribunal, court, governmental or administrative authority having jurisdiction, the other provisions of this Escrow Agreement shall nonetheless remain valid. In this case, the Parties shall endeavour to negotiate a substitute provision that best reflects the economic intentions of the parties without being unenforceable, and shall execute all agreements and documents required in this connection.

5.	Governing Law

This Escrow Agreement shall be governed by and construed in accordance with the substantive laws of Switzerland, to the exclusion of the provisions on the conflict of laws.

Executed in 2 copies.

Escrow Agreement	Execution Version

Sofinnova Venture Partners VIII, L.P.

By:	Sofinnova Management VIII, L.L.C. its General Partner

By:	/s/ Jim Healy

Jim Healy, Managing Member

Sofinnova Capital VII FCPR

By:	Sofinnova Partners SAS its General Partner

By:

Antoine Papiernik, Managing Partner

Auris Medical AG

Thomas Meyer, Chairman of the Board

Escrow Agreement	Execution Version

Sofinnova Venture Partners VIII, L.P.

By:	Sofinnova Management VIII, L.L.C. its General Partner

By:

Jim Healy, Managing Member

Sofinnova Capital VII FCPR

By:	Sofinnova Partners SAS its General Partner

By:	/s/ Antoine Papiernik

Antoine Papiernik, Managing Partner

Auris Medical AG

Thomas Meyer, Chairman of the Board

Escrow Agreement	Execution Version

Sofinnova Venture Partners VIII, L.P.

By:	Sofinnova Management VIII, L.L.C. its General Partner

By:

Jim Healy, Managing Member

Sofinnova Capital VII FCPR

By:	Sofinnova Partners SAS its General Partner

By:

Antoine Papiernik, Managing Partner

Auris Medical AG

/s/ Thomas Meyer
Thomas Meyer, Chairman of the Board

Escrow Agreement	Auris Medical AG

ZKB Pharma Vision Fonds

Adamant Global Healthcare Fonds

Adamant Global Generika Fonds

Adamant Global Biotech Fonds

Each and all by: Balfidor Fondsleitung AG

By:	/s/ Alexander Müller	/s/ Markus Pfister

	Alexander Müller	Markus Pfister

Phonak AG

By:	/s/ Thomas Meyer

Thomas Meyer (proxy)

Escrow Agreement	Auris Medical AG

(except the Company) may, however, transfer this Escrow Agreement and/or the rights and liabilities arising hereunder in parts or in its entirety to an affiliated company in which it owns at least fifty-one (51) percent of all outstanding shares or voting rights, in which case the approval of the other Parties shall be deemed to have been given. The approval of the other Parties shall also deemed to have been given for transfer to an affiliated company that holds at least fifty-one (51) per cent of all outstanding shares or voting rights of one of the Parties.

4.8.	Severability; Good Faith

Should any part or provision of this Escrow Agreement be held to be invalid or unenforceable by any competent arbitral tribunal, court, governmental or administrative authority having jurisdiction, the other provisions of this Escrow Agreement shall nonetheless remain valid. In this case, the Parties shall endeavour to negotiate a substitute provision that best reflects the economic intentions of the parties without being unenforceable, and shall execute all agreements and documents required in this connection.

5.	Governing Law

This Escrow Agreement shall be governed by and construed in accordance with the substantive laws of Switzerland, to the exclusion of the provisions on the conflict of laws.

Executed in 2 copies.

Allianz Innovation 7 FCPI

Idinvest Croissance 2005 FCPI

Allianz Innovation 8 FCPI

Banque Postale Innovation 3 FCPI

Each and all by: ID Invest

By:	/s/ Benoist Grossmann

Benoist Grossmann

Escrow Agreement	Execution Version

Allianz Innovation 7 FCPI

Idinvest Croissance 2005 FCPI

Allianz Innovation 8 FCPI

Banque Postale Innovation 3 FCPI

Each and all by: ID Invest

By:	/s/ Benoist Grossmann

Benoist Grossmann

ZKB Pharma Vision Fonds

Adamant Global Healthcare Fonds

Adamant Global Generika Fonds

Adamant Global Biotech Fonds

Each and all by: Balfidor Fondsleitung AG

By:	/s/ Markus Pfister	/s/ Alexander Müller

	Markus Pfister	Alexander Müller

Phonak AG

By:	/s/ Thomas Meyer

Thomas Meyer (proxy)

/s/ Thomas Meyer
Thomas Meyer

Escrow Agreement	Execution Version

/s/ Thomas Meyer
Daniel Gutenberg (by Thomas Meyer, proxy)

/s/ Thomas Meyer
Gerhard Jansen (by Thomas Meyer, proxy)

/s/ Thomas Meyer
Martin Oberholzer (by Thomas Meyer, proxy)

/s/ Thomas Meyer
Oliver Walker (by Thomas Meyer, proxy)

/s/ Thomas Meyer
Heinz Winzeler (by Thomas Meyer, proxy)

Shareholder’s Agreement	Auris Medical AG

Annex VI: Escrow Agreement

For Escrow Agreement see Annex III to the Series C Shareholders’ Agreement, which Shareholders’ Agreement is Annex III to this Agreement.

Annex VII

Sofinnova Venture Partners VIII, L.P.

2800 Sand Hill Road, Suite 150

Menlo Park, CA 94025

April 5, 2013

Re:     Management Rights

Ladies and Gentlemen:

This letter will confirm our agreement that pursuant to and effective as of your purchase of 94,545 shares of Series C Preferred Stock of Auris Medical AG (the “Company”}, Sofinnova Venture Partners VIII, L.P. (the “Investor”) shall be entitled to the following contractual management rights, in addition to any rights to non-public financial information, inspection rights and other rights specifically provided to all investors in the current financing:

The Investor shall be entitled to consult with and advise management of the Company on significant business issues, including management’s proposed annual operating plans, and management will meet with the Investor regularly during each year at the Company’s facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.

The Investor may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided.

If the Investor is not represented on the Company’s Board of Directors, the Company shall give a representative of the Investor copies of all notices, minutes, consents and other material that the Company provides to its directors, except that the representative may be excluded from access to any material or portion thereof if the Company believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons. Upon reasonable notice and at a scheduled meeting of the Board of Directors or such other time, if any, as the Board of Directors may determine in its sole discretion, such representative may address the Board of Directors with respect to the Investor’s concerns regarding significant business issues facing the Company.

The Investor agrees, and any representative of the Investor will agree, to hold in confidence and trust and not disclose any confidential information provided to or learned by it in connection with its rights under this letter.

Auris Medical AG • Falknerstrasse 4 • 4001 Basel • Tel. +41 61 20113 50 • Fax +41 61 201 13 51 • www.aurismedical.com #85869524v1

The rights described herein shall terminate and be of no further force or effect upon (a) the consummation of the sale of the Company’s securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with a firm-commitment underwritten offering of its securities to the public or (b) the consummation of a merger or consolidation of the Company that is effected (i) for independent business reasons unrelated to extinguishing such rights and (ii) for purposes other than (A) the reincorporation of the Company in a different state or (B) the formation of a holding company that will be owned exclusively by the Company’s stockholders and will hold all of the outstanding shares of capital stock of the Company’s successor. The confidentiality provisions hereof will survive any such termination.

Very truly yours,

AURIS MEDICAL AG

By:	/s/ Thomas Meyer
Title:	Thomas Meyer, Chairman of the Board

AGREED AND ACCEPTED:

Sofinnova Venture Partners VIII, L.P.

By:	Sofinnova Management VIII, L.L.C. its General Partner

By:

Jim Healy, Managing Member

The rights described herein shall terminate and be of no further force or effect upon (a) the consummation of the sale of the Company’s securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with a firm-commitment underwritten offering of its securities to the public or (b) the consummation of a merger or consolidation of the Company that is effected (i) for independent business reasons unrelated to extinguishing such rights and (ii) for purposes other than (A) the reincorporation of the Company in a different state or (B) the formation of a holding company that will be owned exclusively by the Company’s stockholders and will hold all of the outstanding shares of capital stock of the Company’s successor. The confidentiality provisions hereof will survive any such termination.

Very truly yours,

AURIS MEDICAL AG

By:
Title:	Thomas Meyer, Chairman of the Board

AGREED AND ACCEPTED:

Sofinnova Venture Partners VIII, L.P.

By:	Sofinnova Management VIII, L.L.C. its General Partner

By:	/s/ Jim Healy
Jim Healy, Managing Member